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                                                                       EXHIBIT 2









                            ASSET PURCHASE AGREEMENT
                                     Between
                             FSI INTERNATIONAL, INC.
                                       and
                               THE BOC GROUP, INC.
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                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
RECITALS......................................................................1

ARTICLE 1 Purchase and Sale of Division Assets and Liabilities and
               Covenant Not to Compete........................................2
         1.1   Division Assets................................................2
         1.2   Excluded Assets................................................9
         1.3   Liabilities Assumed...........................................11
         1.4   Closing.......................................................16
         1.5   Purchase Price................................................17
         1.6   Adjustment of Purchase Price..................................18
         1.7   Use of Names..................................................22
         1.8   Covenant Not to Compete.......................................23
         1.9   Agreement Regarding Chemical Delivery Systems.................29
         1.10  Taxes and Fees................................................29

ARTICLE 2 Representations and Warranties of Seller...........................31
         2.1   Corporate Status and Good Standing............................31
         2.2   Corporate Action..............................................32
         2.3   No Defaults...................................................32
         2.4   Financial Statements..........................................33
         2.5   Adverse Changes...............................................34
         2.6   Licenses......................................................37
         2.7   Title to Property; Security Interests.........................37
         2.8   Employees and Employee Benefits...............................38
         2.9   Litigation....................................................41
         2.10  Brokers.......................................................42
         2.11  Intellectual Property.........................................42
         2.12  Environmental Matters.........................................43
         2.13  Insurance.....................................................45
         2.14  Contracts.....................................................45
         2.15  Taxes.........................................................50
         2.16  Compliance with Laws..........................................53
         2.17  No Undisclosed Liabilities....................................54
         2.18  Inventories...................................................54
         2.19  All Necessary Assets..........................................55
         2.20  Assumptions or Guarantees of Indebtedness.....................55
         2.21  Labor Matters.................................................56
         2.22  Accounts Receivable...........................................56
         2.23  Principal Customers...........................................56
         2.24  No Third Party Options........................................57
         2.25  Full Disclosure...............................................57


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         2.26  Millennium Compliance.........................................57
         2.27  Real Property.................................................58
         2.28  Exclusivity of Representations................................59

ARTICLE 3 Representations and Warranties of Buyer............................60
         3.1   Corporate Status..............................................60
         3.2   Corporate Action..............................................60
         3.3   No Defaults...................................................61
         3.4   Litigation....................................................61
         3.5   Brokers.......................................................61
         3.6   Approvals and Consents........................................62
         3.7   Funds Available...............................................62
         3.8   Exclusivity of Representations................................62

ARTICLE 4 Covenants of Seller Pending Closing................................63
         4.1   Operation of the Business.....................................63
         4.2   Access to Facilities, Files and Records.......................67
         4.3   Consents......................................................67
         4.4   Consummation of Agreement.....................................68
         4.5   Notice of Proceedings.........................................68
         4.6   Hart-Scott-Rodino Act.........................................69
         4.7   Korean Approvals..............................................69

ARTICLE 5 Covenants of Buyer Pending Closing.................................70
         5.1   Consents......................................................70
         5.2   Consummation of Agreement.....................................70
         5.3   Notice of Proceedings.........................................70
         5.4   Hart-Scott-Rodino Act.........................................71

ARTICLE 6 Conditions to the Obligations of Seller............................71
         6.1   Representations, Warranties, Covenants........................71
         6.2   Proceedings...................................................72
         6.3   Hart-Scott-Rodino Waiting Period..............................72
         6.4   Deliveries....................................................73
         6.5   Opinion of Counsel to Buyer...................................73

ARTICLE 7 Conditions to the Obligations of Buyer.............................73
         7.1   Representations, Warranties, Covenants........................73
         7.2   Proceedings...................................................74
         7.3   Hart-Scott-Rodino Waiting Period..............................75
         7.4   Consents......................................................75
         7.5   Deliveries....................................................75
         7.6   Opinion of Counsel to Seller..................................75
         7.7   Certain Environmental Matters.................................75

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ARTICLE 8 Items to be Delivered at Closing...................................75
         8.1   Deliveries by Seller..........................................75
         8.2   Deliveries by Buyer...........................................76
         8.3   Delivery by Seller and Buyer..................................77

ARTICLE 9 Survival; Indemnification..........................................77
         9.1   Survival of Representations and Warranties....................77
         9.2   Indemnification...............................................78
         9.3   Survival of Indemnification Obligations.......................87

ARTICLE 10 Certain Employee Matters..........................................88
         10.1  Definition....................................................88
         10.2  Offers of Employment..........................................88
         10.3  Compensation..................................................90
         10.4  Continued Benefit Plans.......................................90
         10.5  401(k) and Pension Plans......................................92
         10.6  Recognition of Prior Service..................................93
         10.7  Severance Payments to Employees...............................93
         10.8  Accrued Paid Time-Off.........................................95
         10.9  Termination of Participation in Plans.........................95
         10.10 Cooperation...................................................95
         10.11 Management Agreements.........................................95

ARTICLE 11 Miscellaneous.....................................................96
         11.1  Termination of Agreement......................................96
         11.2  Liabilities Upon Termination..................................96
         11.3  Expenses......................................................97
         11.4  Bulk Sales Laws...............................................97
         11.5  Further Assurances............................................97
         11.6  Cooperation - Tax Returns.....................................98
         11.7  Public Announcement...........................................98
         11.8  Access to Books and Records...................................98
         11.9  Cooperation...................................................99
         11.10 Substitution of Insurance; Directors' and Officers'
                      Indemnification or Liability Insurance................100
         11.11 Restricted Contracts.........................................100
         11.12 Exhibits, Disclosure Schedule and Amendments.................101
         11.13 Confidentiality..............................................102
         11.14 Notices......................................................102
         11.15 Captions.....................................................103
         11.16 Definition of Knowledge......................................103
         11.17 Law Governing................................................104
         11.18 Waiver of Provisions.........................................104
         11.19 Counterparts.................................................104
         11.20 Entire Agreement.............................................104


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         11.21      Severability of Provisions..............................104
         11.22      No Third Party Beneficiaries............................105

                                    EXHIBITS

Exhibit 1.1(a)        Acquired Subsidiaries
Exhibit 1.1(c)        Machinery, Equipment, Etc. Included in Division Assets
Exhibit 1.1(e)        Contracts
Exhibit 1.1(f)        Patents, Etc.
Exhibit 1.1(m)        Acquired Subsidiary Bank Accounts
Exhibit 1.1 (n)       Split Dollar Life Insurance Policies
Exhibit 1.1(o)        Allocated Shared Assets
Exhibit 1.2(a)        Retained Personal Property and Contract Rights
Exhibit 1.2(b)        Retained Receivables
Exhibit 1.2(d)        Retained Prepaid Items
Exhibit 1.8(a)        Chemical Management Products
Exhibit 2.3           Certain Consents and Approvals Related to Seller
Exhibit 6.1(c)        Form of Buyer's Closing Certificate
Exhibit 6.5           BOC Opinion of Counsel
Exhibit 7.1(c)        Form of Seller's Closing Certificate
Exhibit 7.4           Required Consents
Exhibit 7.6           FSI Opinion of Counsel
Exhibit 8.1(a)        Form of Bill of Sale and Assignment
Exhibit 8.2(b)        Form of Assumption of Liabilities
Exhibit 8.3(a)        Technology License Agreement
Exhibit 8.3(b)        Shared Services Matrix
Exhibit 8.3(c)        Facilities and Sublease Matrix

                               DISCLOSURE SCHEDULE

Section 2.1           Corporate Status
Section 2.2           Corporate Action
Section 2.3           No Defaults
Section 2.4           Financial Statements
Section 2.5           Adverse Changes
Section 2.6           Licenses
Section 2.7           Liens, Security Interests, Etc.
Section 2.8           Employees and Employee Benefits
Section 2.9           Litigation, Proceedings, Etc.
Section 2.10          Brokers
Section 2.11          Patents, etc.
Section 2.12          Environmental Matters
Section 2.13          Insurance
Section 2.14          Contracts
Section 2.15          Taxes
Section 2.16          Compliance with Laws



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Section 2.17          Undisclosed Liabilities
Section 2.18          Inventories
Section 2.19          Necessary Assets
Section 2.20          Guarantees
Section 2.21          Labor Matters
Section 2.22          Accounts Receivable
Section 2.23          Principal Customers
Section 2.24          Third Party Options
Section 2.25          Full Disclosure
Section 2.26          Millennium Compliance
Section 2.27          Real Property
Section 10.1(b)       Shared Service Positions


                                  Defined Terms

Defined Term                                                  Section

401(k) Pension Plan Participant                               10.5
401(k) Plan                                                   10.5
Acquired Subsidiaries                                         1.1(a)
Acquired Subsidiary Assets                                    1.1
Affiliate                                                     1.8(a)
Allocated Shared Assets                                       1.1(o)
Assumed Obligations                                           1.3(a)
Benefit Plan                                                  2.7(d)
Benefit Plans                                                 2.7(d)
Buyer                                                         Opening paragraph
Buyer Commercial Confidential Information                     1.8(b)
Buyer Confidential Information                                1.8(b)
Buyer Technical Confidential Information                      1.8(b)
CDS                                                           1.9
Chaska Facility                                               1.1
Chemical Management Products                                  1.8(a)
Closing                                                       1.4
Closing Date                                                  1.4
Closing Statement of Net Assets                               1.6
Cluster tool                                                  1.9
CME                                                           1.1
CMK                                                           1.1
COBRA                                                         10.4(b)
Code                                                          1.5(b)(ii)
Consumed Property                                             1.2(e)
Contract                                                      1.1(e)
Deductible Amount                                             9.2(a)(vii)

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Defined Term                                                  Section

Disclosure Schedule                                           Article 2
Division                                                      Recitals, par. 1
Division Assets                                               1.1
Division Profit Contribution Statements                       2.4
Employee                                                      10.1
employee benefit plan                                         2.7(d)
Environmental Laws                                            2.12
Environmental Reports                                         2.12
Exceptions                                                    1.8(b)
Excluded Assets                                               1.2
Extraordinary Event                                           9.2(a)(vii)
Financial Statements                                          2.4
Fixed Assets                                                  1.1(c)
FSI Names                                                     1.7
Hart-Scott-Rodino Act                                         4.6
IBM                                                           1.9
Indemnified Party                                             9.2(c)
Indemnifying Party                                            9.2(c)
Intellectual Property                                         1.1(f)
Inventories                                                   1.1(a)
Knowledge                                                     11.17
Leased Real Property                                          2.27(b)
moFSI                                                         1.8(a)
Material Adverse Effect                                       7.1(c)
Metron                                                        1.8(a)
Microelectronics                                              1.8(a)
Millennium Compliant                                          2.26
Millennium Device                                             2.26
Net Working Capital                                           1.6
Not Actively Employed                                         10.2
Pension Plan                                                  10.5
Pension Plan Participant                                      10.5
Pension Scheme                                                2.7(g)
Permitted Security Interests                                  2.7
Processing Tool                                               1.8(a)
Purchase Price                                                1.5
Purchase Price Adjustment Date                                1.6(b)
Purchased Receivables                                         1.1(h)
Real Property Leases                                          2.27(b)
Remaining Divisions                                           1.1
Restricted Contract                                           4.3
Retained Prepaid Items                                        1.2(d)

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Defined Term                                                  Section

Retained Receivables                                          1.2(b)
Security Interests                                            2.7
Seller                                                        Opening paragraph
Seller Management Agreement                                   10.7(a)
Seller Severance Plan                                         10.7(a)
Shared Assets                                                 1.1(o)
Shared Services Employees                                     1.1
Shares                                                        2.7
Statement of Net Assets Date                                  2.4
Subsequent Contract                                           4.1(e)
Subsidiaries                                                  1.8
Tax                                                           2.15
Tax Claims                                                    1.2(i)
Tax Returns                                                   1.5(b)(iv)
Taxes                                                         2.15
Tax-exempt use property                                       2.15(b)(v)
Transferred Assets                                            1.1
WARN Act                                                      9.2(a)(v)











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                            ASSET PURCHASE AGREEMENT

         This Asset Purchase Agreement is dated as of June __, 1999 between FSI

International, Inc., a Minnesota corporation having its principal place of business at 322 Lake Hazeltine Drive, Chaska, Minnesota ("Seller"), and The BOC

Group, Inc., a Delaware corporation having its principal place of business at

575 Mountain Avenue, Murray Hill, New Jersey ("Buyer").


                                    RECITALS:

         1. Seller owns and operates the Chemical Management Division which includes the Acquired Subsidiaries (as hereinafter defined) and the assets and liabilities described in this Agreement (the "Division"); the results of the operations of the Division are reflected in the Division Profit Contribution

Statements (as hereinafter defined). The Division designs and manufactures chemical management systems that generate, blend and dispense high purity chemicals, and blend and deliver slurries, to points of use in a manufacturing facility, as well as related controls and support products.

         2. Seller desires to sell, assign and transfer the Division to Buyer,

and Buyer desires to purchase the Division from Seller, all on the terms set forth herein.

         NOW, THEREFORE, the parties hereby agree as follows:

                                    ARTICLE 1

       Purchase and Sale of Division Assets and Liabilities and Covenant Not to Compete

         The various exhibits to Article I of this Agreement set forth certain assets and liabilities of the Division held by Seller to be acquired or assumed by Buyer. Except as otherwise expressly stated in Article I, the exhibits to

Article I do not reflect those assets and



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liabilities of the Division held by the Acquired Subsidiaries (as hereinafter defined) to be indirectly acquired or assumed by Buyer by virtue of Buyer's acquisition of all the outstanding capital stock of the Acquired Subsidiaries.

1.1 Division Assets. Subject to and in reliance upon the representations,

warranties and agreements herein set forth, and subject to the terms and conditions herein contained, Seller agrees to sell, convey, assign, transfer and deliver to Buyer (for itself or Buyer as agent for one or more affiliates of

Buyer designated by Buyer prior to Closing) on the Closing Date (as hereinafter defined), and Buyer agrees to purchase and accept on the Closing Date, all properties, assets, privileges, rights and interests, real and personal,

tangible and intangible, of every type and description, wherever located (except as otherwise indicated herein), including shares of capital stock of subsidiaries and business goodwill (except for the Acquired Subsidiary Assets

(which shall be indirectly acquired by Buyer by virtue of Buyer's acquisition of all the outstanding capital stock of the Acquired Subsidiaries) and the Excluded

Assets, in each case as hereinafter defined), that are owned by Seller directly or indirectly, and/or (where so indicated herein) used or held for use, in each case primarily or solely (where so indicated herein) in connection with the business and operations of the Division, together with the Allocated Shared

Assets (as hereinafter defined) (collectively, the "Transferred Assets"). The

Transferred Assets, together with the properties, assets, privileges, rights and interests, real and personal, tangible and intangible, of every type and description, of the Acquired Subsidiaries (the "Acquired Subsidiary Assets"),

are collectively referred to in this Agreement as the "Division Assets." Except for the Allocated Shared Assets and the license by Seller to Buyer set forth in

Section 1.1(f), the Transferred Assets shall not include any properties, assets,

privileges, rights or interests, real or personal,




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tangible or intangible, of any type or description, wherever located, including shares of capital stock of subsidiaries and business goodwill, that are owned by

Seller, directly or indirectly, or used or held for use, in each case primarily in connection with the business and operations of the remaining divisions of

Seller, namely the Microlithography Division, the Surface Conditioning Division

and the Shared Services Division (which provides legal, finance, treasury, human resources, facilities, information services, marketing, fabrication, corporate materials and other administrative services to more than one of Seller's divisions) (the "Remaining Divisions"). Without limiting the foregoing, the

Transferred Assets shall include the following (except to the extent that any of the following are Excluded Assets or Acquired Subsidiary Assets):

                  (a) Shares of Capital Stock of Subsidiaries. All issued and outstanding shares of capital stock of the subsidiaries of the Seller listed on

Exhibit 1.1(a) (collectively, the "Acquired Subsidiaries");

                  (b) Inventories. All inventories and supplies, wherever

located (including but not limited to (i) pumps, pressure vacuum vessels,

cabinetry, valves, tubing, centrifugal pumps, stainless steel stirrers, chemical analyzers, autotritrators, PLC components, interface panels and software, all in the form of finished products, work-in-process, subassemblies, raw materials or purchased parts, and (ii) office supplies and building service and mechanical supplies) owned by Seller, directly or indirectly, or used or held for use, as of the close of business on the day preceding the Closing Date, in each case solely in connection with the business and operations of the Division

(collectively, "Transferred Inventories" and, together with such inventories of the Acquired Subsidiaries, "Inventories"), and any rights to the



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warranties received from suppliers and any related claims, credits, rights of recovery and set off with respect to such Transferred Inventories;

                  (c) Machinery, Equipment and Other Fixed Assets. All

machinery, equipment, computers, vehicles, furniture, fixtures, supplies,

warehouse equipment and leasehold improvements, as well as any assignable warranties with respect thereto, (i) owned by Seller, directly or indirectly, or used or held for use, as of the date of this Agreement, in each case primarily in connection with the business and operations of the Division, and located in the areas indicated as "CMD" on the site plan of Seller's facility at 322 Lake

Hazeltine Drive, Chaska, Minnesota (the "Chaska Facility") attached hereto as part of Exhibit 1.1(c)(i), (ii) located at a facility of Seller other than the

Chaska Facility and specifically identified in Exhibit 1.1(c)(ii), (iii) solely used, or held for use, by the Employees (as defined in Section 10.1) to be listed on Exhibit 10.1 whom Buyer employs immediately following Closing (the

"Shared Services Employees") and specifically identified in Exhibit 1.1(c)(iii),

or (iv) included in the Allocated Shared Assets, (collectively, the "Transferred

Fixed Assets" and, together with the fixed assets of the Acquired Subsidiaries,

the "Fixed Assets"), and any additions, improvements, replacements and alterations to the Transferred Fixed Assets made between the date of this

Agreement and the Closing Date, but excluding any Consumed Property (as hereinafter defined);

                  (d) Assets Relating to Intellectual Property. All customer and prospect lists and all other lists relating to or concerning distribution,

delivery and sale of products and services, together with all records, files,

sales programs and promotional materials related thereto, computer programs,

designs and designs in progress, prototypes, art work, advertising materials,

brochures and literature, drawings, blueprints and specifications and



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object and source code contained within products used or sold by the Division,

wherever located, owned by Seller, and used or held for use, in each case primarily in connection with the business and operations of the Division;

                  (e) Contracts. All Contracts (as hereinafter defined) wherever located, including without limitation those listed on Exhibit 1.1(e), together with all such Contracts entered into, renewed or extended in the ordinary course of business of the Division between the date of this Agreement and the Closing

Date. Notwithstanding the immediately preceding sentence, however, the

Transferred Assets shall not include (i) any Contract which expires or is terminated prior to the Closing Date and with respect to which no obligations or benefits survive on the Closing Date, (ii) any Restricted Contract (as

hereinafter defined) which is excluded from the Transferred Assets because

Seller is unable before Closing to obtain the requisite consent or approval to assign or otherwise transfer such Restricted Contract to Buyer, or Buyer's waiver of such consent or approval, provided that upon such consent or approval being received or waived subsequent to Closing, such Restricted Contract shall be included in the Transferred Assets; or (iii) Contracts of the Acquired

Subsidiaries. As used in this Agreement, "Contract" means any agreement,

arrangement, commitment or understanding, written or oral, expressed or implied

(i) of Seller, solely related to the business and operations of the Division,

(ii) of the Acquired Subsidiaries, or (iii) which is included in the Allocated

Shared Assets, or (iv) such portions of any agreement, arrangement, commitment or understanding, written or oral, expressed or implied, which relate in part to the business and operations of the Division, which require performance to a customer by the Division, and including only those real property leases set forth in Section



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2.27 of the Disclosure Schedule (except for Item 1 of Section 2.27 of the

Disclosure Schedule), but the term "Contract" does not include any of the

Excluded Assets;

                  (f) Intellectual Property. Subject to the Technology License

Agreement (as hereinafter defined) and Section 1.2(j) (relating to Names), all trademarks, service marks, trade names, know-how, inventions, trade secrets,

patents, patent applications and licenses thereof, and copyrights, including those fixed in all art work, designs, designs in progress, prototypes,

advertising materials, brochures and literature, manuals, drawings, blueprints and specifications, object and source code of the Division's products, and other intangible rights, wherever located, owned by Seller, and used or held for use,

as of the date hereof primarily in connection with the business and operations of the Division or included in the Allocated Shared Assets, including without limitation the patents, patent applications and trademarks listed on Exhibit

1.1(f) (the "Transferred Intellectual Property" and, together with such intellectual property of the Acquired Subsidiaries, the "Intellectual

Property"), and any Transferred Intellectual Property acquired or developed for use between the date hereof and the Closing Date. In addition, Seller grants to

Buyer, from and after the Closing Date, a license under any item of intangible property that (i) would otherwise be classified as Transferred Intellectual

Property but is not primarily used or held for use by the business and operations of the Division or is not an Allocated Shared Asset and (ii) is used in the business and operations of the Division and/or the Acquired Subsidiaries prior to the Closing Date, to the extent necessary to make, have made, use, sell or import any current or future products or parts thereof of the Division and the Acquired Subsidiaries or to allow Buyer to service such products or parts thereof, but limited to the use of such item of intangible property in




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substantially the same manner as it is currently being used by the Division.

This license is a worldwide, royalty-free perpetual non-exclusive license;

                  (g) Books and Records. All other files and records used or held for use primarily in connection with the business and operations of the

Division and books of account (or copies thereof) to the extent related to the

Division, the Division Assets or the Assumed Liabilities and all historical payroll records of each transferred Employee in possession of Seller, and to the extent permitted by law for each Employee hired by Buyer the following personnel records: employment applications, I-9s, formal disciplinary records (i.e., oral or written warnings or suspensions), benefits documentation and other factual employment information, but expressly excluding performance appraisals or evaluations (any of which Seller may deliver to Buyer in either written or electronic form, wherever located);

                  (h) Accounts Receivable. All accounts receivable relating

solely to the business and operations of the Division as of the close of business on the day preceding the Closing Date ("Purchased Receivables"). The

Statement of Net Assets reflects the Division's portions of accounts receivable from customers that relate in part to the Division and in part to one or more of the Remaining Divisions. The collection of such shared accounts receivable shall be governed by the Shared Services Agreement (as hereinafter defined);

                  (i) Goodwill. All of Seller's goodwill in, and going concern value of, the Division, except for any goodwill relating to the FSI Names (as hereinafter defined) or any variation thereof.

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                  (j) Prepaid Items. All items of prepaid expense of Seller

relating solely to the business and operations of the Division as of the close of business on the day preceding the Closing Date, except Retained Prepaid Items

(as hereinafter defined).

                  (k) Claims against Third Parties.

                      (i)      All causes of action, claims and demands of

                               Seller against third parties solely related to

                               the Division;

                      (ii)     those portions of any amounts recovered from

                               causes of action, claims and demands of Seller

                               against third parties that relate to the Division

                               or the Division Assets; and

                      (iii)    those portions of insurance proceeds with respect

                               to Fixed Assets that relate to the Division or

                               the Division Assets.

                  (l) Permits. All permits, licenses, approvals and

authorizations by governmental authorities or third parties which are transferable by Seller and which are solely used or held for use in the

Division;

                  (m) Acquired Subsidiary Bank Accounts. Exhibit 1.1(m) lists the bank accounts of the Acquired Subsidiaries (which shall not form part of the

Transferred Assets);

                  (n) Split Dollar Life Insurance. Split dollar life insurance policies associated with the Employees hired by Buyer immediately following

Closing who are listed on Exhibit 1.1(n) hereto;

                  (o) Allocated Shared Assets. Any assets, tangible or

intangible, shared by the Division with one or more of the Remaining Divisions

(the "Shared Assets"), or portions of such assets, specifically designated on

Exhibit 1.1(o) for inclusion in the Transferred Assets (the "Allocated Shared

Assets"). Except for Shared Assets (i) specifically designated



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on Exhibit 1.1(o), (ii) in the case of Shared Assets referred to in Sections

1.1(c)(i), d), (f), (g) and (p), that are owned and/or (as indicated therein)

used or held for use by Seller primarily in connection with the business and operations of the Division, (iii) referred to in Sections 1.1(c)(ii) and (iii)

and (n), (iv) Contracts within the meaning of clause (iv) of the definition of

Contract set forth in Section 1.1(e), or (v) in the case of Shared Assets referred to in Section 1.1(k), those portions of which relate to the Division or the Division Assets, all Shared Assets shall remain the sole and exclusive property of Seller; and

                  (p) Other. All other assets reflected on the Closing Statement of Net Assets (as hereinafter defined).

         1.2      Excluded Assets. There shall be excluded from the Transferred

Assets (as defined above) and retained by Seller all of the following

(collectively, the "Excluded Assets"); provided, however, that the Excluded

Assets shall not include any Acquired Subsidiary Assets:

                  (a) Retained Personal Property and Contract Rights. All items of personal property and all contract rights of Seller set forth in Exhibit

1.2(a);

                  (b) Retained Receivables. All notes, accounts receivable and other receivables of Seller set forth in Exhibit 1.2(b) (collectively, the

"Retained Receivables");

                  (c) Cash and Investments. All cash on hand or in bank

accounts, and all other cash items, securities, instruments and financial investments, of Seller (other than shares of capital stock of the Acquired

Subsidiaries and cash on hand or in bank accounts, and other cash items,

securities, instruments and financial investments, of the Acquired

Subsidiaries);

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                  (d) Retained Prepaid Items. All items of prepaid expense of

Seller listed on Exhibit 1.2(d) (the "Retained Prepaid Items");

                  (e) Consumed Personal Property. All tangible personal property transferred, disposed of or consumed in the ordinary course of the business of the Division between the date hereof and the Closing Date (collectively,

"Consumed Property");

                  (f) Insurance. Insurance proceeds to Seller other than those portions of insurance proceeds with respect to Fixed Assets that relate to the

Division or Division Assets and all policies and contracts of insurance of

Seller (other than policies and contracts of insurance of the Acquired

Subsidiaries and the split dollar life insurance policies described in Section

1.1(n));

                  (g) Certain Benefit Plans. All pension, profit sharing,

savings and benefit plans and trusts of Seller (other than pension, profit sharing, savings and benefit plans and trusts maintained by an Acquired

Subsidiary solely for its own employees) and any assets thereof including,

without limitation, the Benefit Plans (as defined in Section 2.8(b)) of Seller

(as opposed to the Acquired Subsidiaries) described in the Disclosure Schedule,

except as provided by Article 10 hereof;

                  (h) Tax Claims. Any claim of Seller (as opposed to the

Acquired Subsidiaries) for tax refunds relating to any period prior to the

Closing ("Tax Claims");

                  (i) Names. Subject to Section 1.7, all rights to use the FSI

Names (as hereinafter defined) or any variation thereof; and

                  (j) Duplicate Records. All duplicate lists, records, files,

materials, contracts and documents of any and all kinds, whether written,

electronic or otherwise.

         1.3      Liabilities Assumed.

                  (a) Assumption of Liabilities. Subject to Buyer's rights to indemnification pursuant to Section 9.2, at the Closing, Buyer will assume and will thereafter pay and perform all liabilities and obligations of the Division except the Retained Liabilities (as hereinafter defined) (collectively, the

"Assumed Obligations"). The Assumed Obligations shall include, without limitation, the following liabilities and obligations:

                      (i)      all liabilities and obligations of the

                               Acquired Subsidiaries;

                      (ii)     all liabilities and obligations of Seller

                               arising in the ordinary course of business

                               from all Contracts included within the

                               Division Assets (except management

                               agreements that are not assumed by Buyer

                               pursuant to provisions of Sections 10.7(c)

                               and 10.11), including without limitation

                               contracts with and purchase orders from

                               customers, meeting installation and

                               performance specifications and acceptance

                               criteria for ordered products, service

                               contracts and commitments (including

                               commitments to make available spare parts

                               following a sale of equipment), support of

                               evaluation equipment at customers, all

                               warranty obligations relating to Division

                               products and services, pricing guarantees

                               and volume purchase discounts relating to

                               Division products and services, honoring

                               outstanding quotations (typically 60 days)

                               (including terms of sale), confidential

                               non-disclosure agreements, outstanding

                               purchase orders to third parties (including

                               vendors, subcontractors, and outside
                                    engineering services), consulting

                                    agreements, licensing agreements, software

                                    upgrade commitments, software and hardware

                                    hold harmless agreements and Year 2000

                                    compliance obligations with respect to

                                    Division products and services (to the

                                    extent such Year 2000 compliance obligations

                                    are not completed by the Closing Date);

                           (iii)    all liabilities and obligations of the

                                    Division shown on the Closing Statement of

                                    Net Assets and all liabilities and

                                    obligations incurred by the Division in the

                                    ordinary course of business prior to the

                                    Closing Date, including without limitation,

                                    all accounts payable and accrued expenses of

                                    Seller arising from operations of the

                                    Division, including without limitation, all

                                    trade accounts payable, all accrued payroll

                                    and amounts withheld from payroll,

                                    reimbursement of third party employers with

                                    respect to contract employees, reimbursement

                                    of expatriate employees for income and

                                    payroll taxes, sales incentive compensation

                                    payable to Employees, charges for

                                    maintaining letters of credit and worker's

                                    compensation insurance;


                           (iv)     all costs, expenses, severance payments, and

                                    other obligations of any nature arising from

                                    any actual or deemed termination of

                                    employment of any Employee as of and after

                                    the Closing Date, including without

                                    limitation those obligations referred to in

                                    Article 10 hereof;

                      (v)      all liabilities and obligations with respect

                               to patent indemnification obligations

                               arising from the sale of products or

                               services by the Division; and

                      (vi)     all costs, expenses, liabilities and

                               obligations of any nature arising from

                               operations of the Division or ownership or

                               use of the Division Assets on or after the

                               Closing Date, including those arising from

                               any act or failure to act (where there is a

                               duty or obligation to so act) by Buyer or

                               its affiliates on or after the Closing Date

                               (including in connection with the servicing

                               on or after the Closing Date of any products

                               sold by the Division prior to the Closing

                               Date), but only to the extent that any such

                               cost, expense, liability or obligation is

                               not a Retained Liability (as hereinafter

                               defined).

                  (b) No Assumption of Retained Liabilities. Buyer shall not assume nor be responsible for paying, performing or discharging any of the liabilities or obligations of the Division listed below, and Seller shall retain the responsibility for such liabilities and obligations (the "Retained

Liabilities"). The Retained Liabilities for which Seller shall remain responsible are limited to the following (but shall in no event include any liabilities or obligations of the Acquired Subsidiaries, provided that certain of such liabilities and obligations of the Acquired Subsidiaries are subject to indemnification by Seller pursuant to Section 9.2(a)(iv)):

                      (i)      liabilities or obligations with respect to

                               legal, brokerage, finder's or accounting

                               fees or similar charges which may arise
                                    by reason of or with respect to (A) this

                                    Agreement, (B) any of the transactions

                                    contemplated hereunder, or (C) as a result

                                    of Seller's actions under this Agreement;

                           (ii)     except for the accrued expenses or

                                    liabilities specifically provided for in the

                                    Closing Statement of Net Assets and (other

                                    than as contemplated by Section 10),

                                    liabilities or obligations arising out of

                                    the operation of the Division which pertain

                                    to or arise out of (A) any agreement,

                                    obligation or commitment of Seller to any

                                    employees or former employees of Seller

                                    including, without limitation, any employee

                                    benefit plans, pension payments, paid time

                                    off, severance payments, long-term or

                                    short-term disability payments, medical

                                    payments, COBRA, workers' compensation, due

                                    or payable salary or wages, incentive

                                    payments under Seller's current or former

                                    incentive plans, sales commissions and other

                                    incentive payments under Seller's sales

                                    incentive plans payable to persons other

                                    than Employees (i.e., former employees of

                                    Seller or employees of Seller who remain in

                                    its employ following the Closing Date) with

                                    respect to sales booked prior to the Closing

                                    Date, or other compensation or benefits

                                    incurred by Seller prior to the Closing Date

                                    or in connection with the sale of the

                                    Division, or (B) any grievance, arbitration,

                                    charge or other proceeding arising from
                                    employee complaints solely to the extent

                                    they are based on events or incidents

                                    occurring prior to the Closing Date;

                           (iii)    except for the accrued expenses or

                                    liabilities specifically provided for in the

                                    Closing Statement of Net Assets, liabilities

                                    or obligations arising out of the operation

                                    of the Division prior to the Closing Date

                                    for any Taxes;

                           (iv)     except as set forth on the Closing Statement

                                    of Net Assets, liabilities or obligations of

                                    Seller arising out of the operation of the

                                    Division for any indebtedness for borrowed

                                    money or in respect of letters of credit

                                    (other than the Wacker letter of credit),

                                    guarantees or surety bonds;

                           (v)      liabilities of Seller for all premium,

                                    premium adjustments, policy loadings, policy

                                    taxes or any other costs incurred under any

                                    retrospectively rated insurance program, or

                                    any self insurance arrangement related to

                                    any Retained Liability;

                           (vi)     liabilities or obligations of Seller arising

                                    out of the operation of the Division in

                                    respect of any action, suit, proceeding or

                                    claim brought or asserted, or any

                                    governmental proceeding or investigation

                                    instituted prior to the Closing Date;

                           (vii)    liabilities or obligations of Seller in

                                    connection with personal injury or tort

                                    claims (x) arising from products sold prior

                                    to the Closing Date (excluding any

                                    Inventories of the Division as of the

                                    Closing Date, whether in the form of

                                    finished products,
                                    work-in-process, subassemblies, raw

                                    materials or purchased parts), (y) arising

                                    from services performed by the Division

                                    prior to the Closing Date, or (z) otherwise

                                    based on events or incidents occurring prior

                                    to the Closing Date; provided, however, that

                                    Seller shall not be responsible under this

                                    Section 1.3(b)(vii) to the extent that any

                                    such liability or obligation results from

                                    any act or failure to act (where there is a

                                    duty or obligation to so act) of Buyer or

                                    its affiliates on or after the Closing Date

                                    (including in connection with the servicing

                                    on or after the Closing Date of any products

                                    sold by the Division prior to the Closing

                                    Date); and

                           (viii)   any liabilities or obligations of Seller

                                    solely to the extent such liabilities or

                                    obligations relate to Excluded Assets.

         1.4 Closing. The consummation of the transactions provided for in this

Agreement (the "Closing") shall take place at the offices of Faegre & Benson

LLP, 2200 Norwest Center, 90 South Seventh Street, Minneapolis, Minnesota 55402

at 10:00 A.M. on (a) such date which is designated by the parties and is not more than 10 business days after the satisfaction or waiver of the last of the conditions required to be satisfied or waived pursuant to Article 6 and Article

7 hereof (other than those requiring delivery of a document, or the taking of other action, at the Closing, but subject to the satisfaction thereof), or (b)

such other place, time or date as Buyer and Seller may agree in writing. The date on which the Closing in fact occurs is referred to herein as the "Closing

Date."

         1.5      Purchase Price.

                  (a)      Amount. In consideration of the sale of the Division

Assets and the covenants set forth in Section 1.8 (relating to Covenant Not to

Compete), Buyer will (in addition to assuming liabilities pursuant to Section

1.3) pay to Seller at Closing a total purchase price of $37,647,000 (the

"Purchase Price").

                  (b)      Allocation.

                           (i)      $1.5 million of the Purchase Price is hereby

                                    allocated to the covenant not to compete set

                                    forth in Section 1.8 hereof; $4.0 million of

                                    the Purchase Price is hereby allocated to

                                    the outstanding capital stock of CME; and

                                    $1.4 million of the Purchase Price is hereby

                                    allocated to the outstanding capital stock

                                    of CMK.

                           (ii)     Prior to the Closing Date, Buyer and Seller

                                    shall negotiate in good faith regarding

                                    allocation of the balance of the Purchase

                                    Price (and other consideration, including

                                    assumed liabilities) among the Division

                                    Assets. Each party agrees that any such

                                    allocation shall be arrived at by arm's

                                    length negotiation and be consistent with

                                    the requirements of Section 1060 of the

                                    Internal Revenue Code of 1986, as amended

                                    (the "Code"), and the regulations

                                    thereunder.

                           (iii)    If Buyer and Seller do not agree in writing

                                    on such allocation prior to the Closing

                                    Date, Buyer and Seller shall proceed to

                                    Closing as provided herein, and Buyer and

                                    Seller shall jointly
                                    select and engage an appraiser to allocate

                                    the balance of the Purchase Price and other

                                    consideration after Closing consistent with

                                    the requirements of Section 1060 of the Code

                                    and the regulations thereunder. All fees and

                                    expenses of such appraiser shall be borne

                                    equally by Seller and Buyer.

                           (iv)     Buyer and Seller shall file all their

                                    respective federal, state, local and foreign

                                    returns, estimates, information statements

                                    and reports ("Tax Returns") in accordance

                                    with and based upon the allocations

                                    determined pursuant to this Agreement, and

                                    shall take no position in any such Tax

                                    Return that would be inconsistent with such

                                    allocations.

                  (c)      Payment. Buyer will pay the Purchase Price to Seller

in cash on the Closing Date by wire transfer of the full amount of the Purchase

Price (in immediately available United States funds) to an account specified by

Seller.

         1.6      Adjustment of Purchase Price.

                  (a)      Buyer and Seller acknowledge and agree that the

Purchase Price has been established in part by reference to the assumption that the value of the Net Working Capital (as hereinafter defined) of the Division,

based on the Statement of Net Assets of the Division as of the close of business on the day preceding the Closing Date, which shall include the related footnotes

(the "Closing Statement of Net Assets"), shall be $6,735,000. "Net Working

Capital" shall mean Total Current Assets (consisting of cash, accounts receivable (less allowance for doubtful accounts), inventory (less obsolescence and excess reserve), prepaid expenses/other current assets, refundable income taxes and deferred income

tax) minus Total Current Liabilities (consisting of accounts payable, accrued expenses, warranty reserves, customer deposits, deferred revenue and other current liabilities).

                  (b) Within 30 days after the Closing Date, Seller will furnish to Buyer the Closing Statement of Net Assets. The Closing Statement of Net

Assets shall in all respects be prepared consistently (i) with the historic accounting methods, policies and procedures applied to the Division that were used in the preparation of the Statement of Net Assets and the other Financial

Statements (as hereinafter defined), and (ii) in accordance with U.S. generally accepted accounting principles ("GAAP") subject to the exceptions set forth in

Section 2.4 of the Disclosure Schedule; provided, however, that the book value of Inventories included in the Closing Statement of Net Assets, except to the extent that Buyer and Seller agree otherwise, shall be based on a physical count of Inventories conducted by Seller, and observed by Buyer to the extent it elects to do so, as soon as practicable prior to Closing; and further provided,

that the entries in the books of account of the Division in respect of the HSE contract shall remain in the Closing Statement of Net Assets exactly as it was in the Statement of Net Assets notwithstanding any physical disposition of the goods involved but only so long as the contract of sale with HSE remains valid and enforceable. Without limiting the generality of the foregoing, the Closing

Statement of Net Assets shall be prepared, in all material respects, in accordance with the books and records regularly maintained with respect to the

Division and consistent with previously applied accounting policies and procedures (subject, however, with respect to each of the foregoing, to the exceptions set forth in Section 2.4 or Section 2.4 of the Disclosure Schedule).

The Closing Statement of Net Assets shall reflect the Division Assets and

Assumed Obligations, in accordance with U.S. GAAP, and shall not reflect the

Excluded Assets or Retained

Liabilities. Buyer and Seller hereby agree that all management estimates required by Division policies in connection with the Closing Statement of Net

Assets shall be made in the same way and on the same basis as the corresponding estimates made in connection with the Statement of Net Assets. Following the

Closing, Buyer shall give Seller and any independent auditors of Seller access at all reasonable times to the properties, books and records and personnel of the Division relating to periods prior to the Closing Date for purposes of preparing and reviewing the Closing Statement of Net Assets. Unless Buyer gives written notice to Seller of a good-faith objection to a material aspect of the

Closing Statement of Net Assets before the close of business on the 30th day after Buyer's receipt thereof, the Closing Statement of Net Assets shall then become binding upon Buyer and Seller and such 30th day shall be the "Purchase

Price Adjustment Date". If Buyer (by written notice to Seller before the close of business on such 30th day) objects in good faith to any material aspect of the Closing Statement of Net Assets, then only those aspects as to which such good-faith objection was made shall not become binding; all other aspects of the

Closing Statement of Net Assets shall become binding. Buyer and Seller shall discuss any objections and, if they reach written agreement amending the Closing

Statement of Net Assets, then the Closing Statement of Net Assets (as amended by such written agreement) shall become binding and the date of such written agreement shall be the Purchase Price Adjustment Date. If Buyer and Seller do

not reach written agreement on all objections within 30 days after Buyer gives such notice of objection, then the matters objected to (and only such matters)

shall be submitted to Ernst & Young LLP, certified public accountants (whose fees shall be divided equally between Buyer and Seller), who shall resolve the dispute with respect to the matters objected to (and only such matters) and submit a written
statement of such resolution, which statement, when delivered to Buyer and to

Seller, shall become binding. The Closing Statement of Net Assets shall be revised in accordance with such written statement. The date on which Ernst &

Young LLP submits such statement to Buyer and Seller shall be the Purchase Price

Adjustment Date. Seller and Buyer hereby agree to provide Ernst & Young LLP such reasonable indemnification in connection with its services performed hereunder as it may reasonably request.

                  (c) If the value of the Net Working Capital of the Division as set forth in the Closing Statement of Net Assets exceeds $6,735,000, then Buyer shall pay the excess to Seller and, if the value of the Net Working Capital of the Division as set forth in the Closing Statement of Net Assets is less than

$6,735,000, then Seller shall pay the shortfall to Buyer; provided, however,

that no such excess or shortfall shall be payable by either party to the other unless such excess or shortfall shall exceed $100,000, in which event such excess or shortfall shall be payable in full. Buyer or Seller, as the case may be, shall within five (5) business days after the Purchase Price Adjustment Date make payment by wire transfer in immediately available funds of the amount of such difference as determined pursuant to the preceding sentence, together with interest thereon at a rate equal to 5% per annum from the Closing Date to the date of payment.

                  (d) Buyer's and Seller's rights to indemnification pursuant to

Article 9 (and any limitations on such rights) shall not be deemed to limit,

supersede or otherwise affect Buyer's or Seller's rights to a full purchase price adjustment pursuant to this Section 1.6, provided that no indemnification claim may be made with respect to any item that is fully compensated by a post-Closing adjustment.

         1.7 Use of Names. The Division Assets may include items which are marked with the names "FSI," "FSI International" or "FSI International, Inc." or

any abbreviation, extension or other variation thereof (collectively the "FSI

Names"), including without limitation, promotional materials, packaging materials, stationery, signs and business cards. Buyer acknowledges and agrees that it has no right to use (and will not use) any of the FSI Names, except as provided in this Section 1.7. From and after the Closing, Buyer shall completely and permanently remove or cover up all FSI Names prior to using any such item,

or clearly label any such item to indicate that the item does not belong to, or is not issued by, Seller or any of its Subsidiaries or Affiliates (in each case as hereinafter defined). In the event that all FSI Names cannot be completely and permanently removed or covered up from any such item, or any such item cannot be clearly labeled as contemplated by this Section 1.7, Buyer shall promptly destroy such item, except that Buyer shall not be prohibited from selling or using existing inventories of products (including spare parts) as of the Closing which are prelabeled in a manner such that the removal or cover up of the FSI Name would be impractical. Subject to the foregoing, Buyer may use any such items for up to one year following the Closing Date. In addition, Buyer may use or reprint, to the extent Seller or its Subsidiaries (as hereinafter defined) has the right to do so, any articles, abstracts, customer or service bulletins or reports, technical papers, bulletins, presentations, or reports within the Division Assets which use or contain the FSI Names, so long as Buyer clearly labels any such items as belonging to or issued by Buyer or its

Subsidiaries or Affiliates. Notwithstanding the foregoing, Buyer may use the FSI

Names (but not any logos thereof) on products of the Division delivered to customers, but only in conjunction with names of Buyer or its Subsidiaries or Affiliates, for up to one year following the Closing Date pursuant to a Trademark License Agreement to be mutually agreed upon by Buyer and Seller.

         1.8      Covenant Not to Compete.

                  (a) For a period of five (5) years from and after the Closing

Date, Seller and its majority-owned subsidiaries ("Subsidiaries") (by themselves or in partnership or jointly or in conjunction with or as manager or agent of any person, firm or corporation (including any Affiliate (as defined below))

either directly or indirectly) will not on a world-wide basis (i) undertake,

carry on or be engaged in the design, development, manufacture, installation,

lease, marketing, distribution, service, maintenance or sale of any Chemical

Management Product (as defined below) (whether an individual product or an entire system) or (ii) undertake, carry on, engage in or have any financial or equity interest in a Chemical Management Business (as defined below), except as provided below. In addition, for a period of five (5) years from and after the

Closing Date, Seller and its Subsidiaries shall not directly assist Metron

Technology B.V. ("Metron") or m-FSI Ltd. ("m-FSI") or another third party in engaging in a Chemical Management Business; provided, however, that this shall in no way limit Sellers', its Subsidiaries' or Affiliates' ability to design,

develop, manufacture, install, lease, market, distribute, service, maintain,

sell, or provide training or spare parts with respect to a Processing Tool (as defined below). Other than the agreement referred to in Section 1.9, nothing in the express terms of this Asset Purchase Agreement shall be construed as granting any license to Seller under any items of Intellectual Property transferred to Buyer pursuant to this Agreement or owned by an Acquired

Subsidiary transferred to Buyer as a result of this Agreement.

                  "Chemical Management Products" shall mean devices and

processes involved in the distribution, transport, mixing or blending of chemicals and slurries to a Processing Tool such as, but not limited to, those chemical management products listed in Exhibit 1.8(a) attached hereto and made a part hereof or their market equivalents (i.e., products performing similar functions and sold for similar prices). "Chemical Management Business" means project management, construction, installation, design, service, or maintenance of a bulk chemical distribution system for a facility or site management of such a bulk chemical distribution system (including the procurement of chemicals and the servicing and maintenance of the bulk chemical distribution system) for a facility. "Processing Tool" means a system, machine or component thereof which is used to perform or directly support processes integral to the manufacture of

Microelectronics (as hereinafter defined), including but not limited to wafer reclamation, photolithography, metrology, spin-on-dielectric applications or surface cleaning or preparation of such Microelectronics. An "Affiliate" of a person means an entity in which such person owns 20% to 50% of the outstanding voting securities of such entity. "Microelectronics" means any or all semiconductor devices, thin film heads, multichip modules, flat panel displays,

compact discs, microelectronic masks, magnetic memory heads, or printed circuit boards. "FSI Processing Tool" shall mean a Processing Tool designed,

manufactured, leased, installed, marketed, distributed, serviced, maintained or sold by Seller, its Subsidiaries or Affiliates.

                  The provisions of this Section 1.8 shall not apply to any

Chemical Management Product designed, developed, manufactured, leased,

installed, distributed, serviced, maintained or sold by or for Seller, its

Subsidiaries or Affiliates, or by any third party where (i) the sole and express purpose of such is to be used with and integrated into a single FSI Processing Tool or (ii) is designed, developed, manufactured, leased,

serviced, maintained or sold to provide or dispense chemicals to only one FSI

Processing Tool.

                  Notwithstanding the above, nothing in this Section 1.8 shall prohibit Seller from (i) the purchase or lease of a Chemical Management Product from Buyer, its Subsidiaries or Affiliates; (ii) continuing the ownership interest, of Seller in each of Metron and m-FSI, recognizing that, following the

Closing Date, either or both of m-FSI or Metron may (A) continue to sell,

support and service Chemical Management Products on behalf of Buyer or any of its Subsidiaries or Affiliates (or any successor in interest to Buyer or any of its Subsidiaries or Affiliates), or (B) in the case of Metron, subject to the expiration of the non-compete provisions contained in the Share Purchase

Agreement (CME) between Seller and Metron effective February 27, 1999 and in the

Share Purchase Agreement (CMK) between Seller and Metron effective February 27,

1999, or in the case of both Metron and m-FSI, subject to any non-compete provisions that may be agreed to by either with Buyer, become distributors of products or services of one or more entities (other than Seller or its

Subsidiaries) which may fall within the definition of a Chemical Management

Business or whose products or services may fall within the definition of a

Chemical Management Business or whose products or services may be market equivalents to a Chemical Management Product, or (iii) owning, directly or indirectly, any interest in any entity that represents 3% or less of the outstanding class of securities of the issuer thereof.

                  Notwithstanding the above, this Section 1.8(a) shall not apply

(i) in the event of a Change in Control of Seller, (ii) to the acquiror of a

Subsidiary of Seller or of a business unit of Seller or (iii) to the acquiror of all or substantially all of the assets of such business unit or Subsidiary, which acquiror, in the case of each of clauses (ii) and

(iii) of this paragraph, is in the Chemical Management Business or the Chemical

Management Products business immediately prior to such acquisition as evidenced by sales in excess of $10 million of competitive products and/or services in such acquiror's fiscal year prior to such acquisition or such acquiror's current fiscal year. For purposes of this Section 1.8(a), Change in Control shall mean the sale of all or substantially all of the assets of Seller, or the acquisition of a majority of the outstanding voting securities of Seller, whether by merger,

acquisition or otherwise, to or by a party which is already in the Chemical

Management Business or the Chemical Management Products business immediately prior to the event resulting in the Change of Control as evidenced by sales in excess of $10 million of competitive products and/or services in the third party's fiscal year prior to the Change in Control or the third party's current fiscal year.

                  (b) Seller acknowledges that it has information in respect of the Division and its dealings, transactions, affairs, plans and proposals, some of which information is confidential to the Division. Such confidential information is called "Buyer Commercial Confidential Information" and includes,

without limitation, confidential or secret information relating to the business methods, finances, prices, business plans, marketing plans, development plans,

manpower plans, sales targets, sales statistics, customer lists, and customer relationships, of the Division. Seller further acknowledges that it has confidential information in respect of the Division and its technology relating to unpublished research and development information, unpatented inventions,

know-how, trade secrets and technical data ("Buyer Technical Confidential

Information"). Seller acknowledges that the disclosure of Buyer Commercial and

Technical Confidential Information (hereinafter collectively referred to as "Buyer Confidential Information") (whether directly or indirectly) to actual or potential competitors of the Division could place Buyer at a competitive disadvantage and could do damage (whether financial or otherwise) to

Buyer's business. Seller shall not, subject to the exceptions below, (i)

disclose to any person except to those authorized by the Buyer to know any Buyer

Confidential Information; or (ii) through failure to exercise reasonable care and diligence consistent with the care and diligence that Seller uses to protect its own confidential information, cause or permit any unauthorized disclosure of any Buyer Confidential Information; provided, however, that these restrictions shall cease to apply to Buyer Confidential Information which becomes available to the public generally (other than through the default of Seller); is in the public domain; is rightfully received by Seller, its Subsidiaries, their employees or agents from a third party without a duty of confidentiality; is disclosed by Buyer, its Subsidiaries or Affiliates to a third party without an obligation of confidentiality; or which Seller is required to disclose by order of a court of competent jurisdiction or a government agency or is otherwise required to disclose by law. However, in the event that Seller is required to disclose the same by order of a court, Seller shall give the Buyer notice sufficiently in advance so as to enable Buyer to appear as necessary in such court and obtain any necessary protective order.

                  The obligations of confidentiality with respect to Buyer

Commercial Confidential Information shall expire three (3) years after the

Closing Date and the obligations of confidentiality with respect to Buyer

Technical Confidential Information shall expire ten (10) years after the Closing

Date.

                  (c) During the one (1) year period following the Closing Date neither Seller nor any subsidiary or affiliate shall, without Buyer's prior written consent, employ or
retain the services of (whether as an employee, consultant or otherwise), or call on or solicit for the purposes of offering to employ or to retain the services of, any person who was an Employee of the Division on the day prior to the Closing Date and who was employed by Buyer at any time during the six (6)

month period preceding the commencement of such re-employment by Seller or any subsidiary or affiliate, or in any manner seek to induce any such person to leave employment with Buyer. The provisions of this Section 1.8(c) shall not apply to any Employees of the Division who become employed by Buyer on the

Closing Date and are subsequently terminated by Buyer.

                  (d) During the one (1) year period following the Closing Date neither Buyer nor any subsidiary or affiliate shall, without Seller's prior written consent, employ or retain the services of (whether as an employee,

consultant or otherwise), or call on or solicit for the purposes of offering to employ or to retain the services of, any person who was an employee of Seller or any of its affiliates (other than any person who was an Employee of the Division on the day prior to the Closing Date and who was employed by Buyer), or in any manner seek to induce any such person to leave employment with Seller or any of its affiliates. The provisions of this Section 1.8(d) shall not apply to any employees of Seller or any of its affiliates who are subsequently terminated by

Seller or any of its affiliates.

                  (e) Seller and Buyer each acknowledge that, in the event of its violation of the covenants contained in this Section 1.8, the non-breaching party's damages will be difficult to ascertain and such party's remedy at law may be inadequate. Accordingly, the parties agree that the non-breaching party shall be entitled to specific performance of such covenants and to an injunction to prevent any continuing violation of such covenants. In the event that any of the provisions of this Section 1.8 should ever be deemed to exceed limitations permitted by applicable law, then the parties agree that such provisions shall be reformed to set forth the maximum limitations permitted.

         1.9      Agreement Regarding Chemical Delivery Systems. Notwithstanding

any other provisions of this Agreement, Buyer hereby agrees to supply to Seller chemical delivery systems as set forth in the agreement dated the date hereof between Seller and Buyer.

         1.10     Taxes and Fees.

                  (a) Buyer and Seller will share equally any sales, use,

transfer, documentary and other applicable taxes (other than Seller's income taxes) and recording and filing fees applicable to the transactions arising under this Agreement, but Buyer shall be solely responsible for any taxes applicable to the transfer of the Transferred Assets by Buyer to any affiliate of Buyer.

                  (b) Seller shall prepare and file, or cause to be prepared and filed, any Tax Return, relating to an Acquired Subsidiary, for Tax Returns due before the Closing Date. Seller shall also prepare and file, or cause to be prepared and filed, any Tax Return, relating to an Acquired Subsidiary, for Tax

Returns due after the Closing Date which relate to a tax period ending on or prior to the Closing Date (a "Pre-Closing Tax Period"). Buyer agrees that if the signature of an officer of an Acquired Subsidiary is required as a precondition to the filing of any such Tax Return, then Buyer will timely cause the Acquired

Subsidiary to supply the required signature.

                  (c) Buyer shall cause the Acquired Subsidiaries to prepare and timely file all Tax Returns required to be filed after the Closing Date which relate to a tax period that includes and ends on or after the Closing Date (a

"Straddle Period"), in a manner consistent in all material respects with the Tax Returns previously filed in the relevant jurisdiction. Buyer shall cause a copy of any such Tax Return to be delivered to

Seller at least twenty calendar days prior to the due date (including extensions) of such Tax Return, and shall make any revisions to such Tax Returns as are reasonably requested by Seller. Buyer shall not, with respect to any

Pre-Closing Tax Period or Straddle Period, file any amended Tax Return with respect to the Acquired Subsidiaries, or take or advocate any position with respect to any Tax of the Acquired Subsidiaries for any Tax period that could reasonably be expected to adversely affect Seller with respect to any

Pre-Closing Tax Period or Straddle Tax Period, unless, in each case, the Seller shall have consented in writing to such action.

                  (d) Subject to the Closing Statement of Net Assets, all real and personal property Taxes attributable to each Division Asset for a taxable period that begins before the Closing Date and ends on or after the Closing

Date, shall be the responsibility of Seller in an amount equal to the Tax for the entire taxable period multiplied by a fraction, the numerator of which is the number of days in the period ending on the day immediately preceding the

Closing Date and the denominator of which is the number of days in the entire period. The remainder of the Tax shall be the responsibility of Buyer, including any such Tax that is provided for in the Closing Statement of Net Assets.

                  (e) Seller and Buyer agree to cooperate with and to provide each other with all information for any Pre-Closing Tax Period or Straddle

Period that is relevant in preparing Tax Returns pertaining to the Division or the Acquired Subsidiaries.

                                    ARTICLE 2

                    Representations and Warranties of Seller

         Except as otherwise set forth in the corresponding section of the disclosure schedule delivered by Seller to Buyer concurrently with the execution of this Agreement (the "Disclosure Schedule"), Seller represents and warrants to

Buyer as set forth in this Section 2. The Disclosure Schedule shall be numbered to correspond to this Section 2.

         2.1 Corporate Status and Good Standing. Seller is a duly organized and validly existing corporation in good standing under the laws of the State of

Minnesota and each Acquired Subsidiary is a duly organized and validly existing corporation in good standing under the laws of the jurisdiction in which it is incorporated. Seller has the requisite corporate power and authority to carry on the business of the Division as now conducted, to own, lease and operate the properties used in the business of the Division, and to enter into and complete the transactions contemplated by this Agreement. Each of the Acquired

Subsidiaries has the requisite corporate power and authority to carry on its business as now conducted and to own, lease and operate the properties used in its business. Seller and each of the Acquired Subsidiaries is duly qualified or licensed to do business as a foreign corporation and in good standing in each jurisdiction in which the property owned, leased or operated by it in connection with the business of the Division makes such qualification necessary. Seller has heretofore made available to Buyer complete and correct copies of the charter documents and by-laws of each of the Acquired Subsidiaries.

         2.2 Corporate Action. All corporate actions and proceedings necessary to be taken by Seller or any Subsidiary of Seller in connection with the transactions contemplated by this Agreement have been duly and validly taken,

and this Agreement and the transactions and other agreements contemplated hereby have been duly and validly authorized,

executed and delivered by Seller and constitute the legal, valid and binding obligations of Seller, enforceable against Seller in accordance with and subject to their respective terms, except as such enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws from time to time in effect affecting creditors' rights generally or by principles governing the availability of equitable remedies. The execution,

delivery and performance of this Agreement and the other agreements contemplated hereby have been duly and validly authorized by the Board of Directors of Seller and no additional shareholder or corporate proceedings of Seller or the Acquired

Subsidiaries are necessary to authorize such execution, delivery and performance.

         2.3 No Defaults. Neither the execution and delivery by Seller of this

Agreement nor the consummation by Seller of the transactions contemplated hereby is an event that, of itself or with the giving of notice or the passage of time or both, (a) will conflict with the Articles of Incorporation or By-Laws of

Seller or the charter documents of any Acquired Subsidiary, (b) assuming that the consents and approvals referred to in the Disclosure Schedule are obtained,

will constitute a violation of, or will conflict with or result in any breach of or any default under, any mortgage, indenture, agreement or instrument to which

Seller or any Acquired Subsidiary is a party or by which it is bound, (c)

violate any judgment, decree, order, statute, rule or regulation applicable to

Seller or any Acquired Subsidiary or (d) will require any permit, authorization filing, consent or approval of any governmental authority except for filings under the Hart-Scott-Rodino Act (as hereinafter defined) and the filings, if any, required to be made with the Office of Fair Trading. Neither Seller nor any

Acquired Subsidiary is in default (nor, to Seller's Knowledge, is any other party in default) under any Contract to be assumed or otherwise acquired by

Buyer under this Agreement.

         2.4 Financial Statements. Seller has previously delivered to Buyer the unaudited statement of net assets of the Division as of April 3, 1999, including the related footnotes (the "Statement of Net Assets"), and the unaudited division profit contribution statements of the Division for the fiscal years ended August 31, 1996, August 30, 1997 and August 29, 1998 and for the fiscal period of seven months ended April 3, 1999, including the related footnotes (the

"Division Profit Contribution Statements" and, together with the Statement of

Net Assets, including all of the related footnotes, the "Financial Statements").

Copies of the Statement of Net Assets and the Division Profit Contribution

Statement and related footnotes for the seven months ended April 3, 1999 are included in Section 2.4 of the Disclosure Schedule. The Financial Statements

are, in all material respects, in accordance with the books and records regularly maintained with respect to the Division, which books and records accurately and fairly reflect in reasonable detail the transactions and the assets and liabilities of the Division. The Financial Statements have been prepared consistently (i) with the historic accounting methods, policies and procedures applied to the Division and (ii) in accordance with U.S. GAAP except as noted in Section 2.4 of the Disclosure Schedule, (iii) include all revenue,

expenses, assets or liabilities material to the operation and conduct of the

Division or its business, and (iv) present fairly the financial position of the

Division as of April 3, 1999 and the results of operations of the Division for the fiscal years ended August 31, 1996, August 30, 1997 and August 29, 1998 and

for the fiscal period of seven months ended April 3, 1999 (except that the

Statement of Net Assets excludes any allocation of Seller's common spare parts inventory to the Division and except that certain shared services expenses attributable to the Division are not included in the Division

Profit Contribution Statements, as more fully detailed in the notes to the

Financial Statements and as noted in Section 2.4 of the Disclosure Schedule).

         2.5 Adverse Changes. From the Statement of Net Assets Date to the date of this Agreement, the business of the Division has been conducted in all material respects in the ordinary course of business and in substantially the same manner as it was immediately before the Statement of Net Assets Date and without limiting the generality of the foregoing, there has not been any transaction or occurrence with respect to the Division, except as set forth in

Section 2.5 of the Disclosure Schedule:

                  (a) that resulted in a material adverse change in the

condition (financial or otherwise) operations, business, assets, or earnings of the Division. For purposes of this Agreement, no change shall be considered "a material adverse change" if such change is caused primarily by, and is of similar magnitude to, general changes in the industry or industries in which the

Division operates or changes in general economic conditions;

                  (b) that resulted in Fixed Assets used by the Division, having a net book value as reflected on the Statement of Net Assets in excess of $7,500 for any individual Fixed Asset or $50,000 for all such Fixed Assets in the aggregate, having been sold or disposed of or lost or destroyed;

                  (c) whereby the Division incurred any obligations or

liabilities of any nature other than items incurred in the ordinary course of business, or increased (or experienced any change in the assumptions underlying or the methods of calculating) any bad debt, contingency or other reserve, other than in the ordinary course of business consistent with past practice;

                  (d) whereby Seller or any Acquired Subsidiary permitted,

allowed, or suffered any of the Division Assets to be subjected to any mortgage,

pledge, lien, or other encumbrance, other than Permitted Security Interests (as hereinafter defined) or otherwise incurred in the ordinary course of the business consistent with past practice;

                  (e) that resulted in any write down or write up in the value of any inventories (including write-downs by reason of shrinkage or markdowns),

or in any determination of collectibility of any accounts receivable or any portion thereof which were previously considered uncollectible, or in any write off as uncollectible of any accounts receivable or any portion thereof, except for write downs, write ups, and write offs in the ordinary course of the business;

                  (f) whereby Seller or any Acquired Subsidiary disposed of or permitted to lapse any right to the use of any patent, trademark, assumed name,

service mark, trade name, copyright, license, or application therefor that is material to the operation of the Division, including without limitation any patent or trademark or application therefor listed in Exhibit 1.1(f) or Section

2.11 of the Disclosure Schedule, or disposed of or disclosed to any person not authorized to have such information or not subject to a confidentiality agreement with respect thereto with Seller or an Acquired Subsidiary any trade secret, proprietary information, formula, process, or know-how that is material to the operation of the Division and that was not previously a matter of public knowledge or existing in the public domain;

                  (g) whereby Seller or any Acquired Subsidiary has, except for the capital expenditure budget described on Section 2.5(g) of the Disclosure

Schedule and except for capital expenditures of less than $50,000.00 in the aggregate made in the ordinary course of business consistent with past practice,

made any significant capital expenditure or commitment for additions to the property, plant, equipment, intangible, or capital assets of the Division, other than for emergency repairs or replacement;

                  (h) whereby Seller or any Acquired Subsidiary has, except in the ordinary course of business consistent with past practice, paid, loaned,

distributed, or advanced any amounts to, sold, transferred, or leased any

Division Assets to, purchased, leased, licensed, or otherwise acquired any

Division Assets from, or entered into any other agreement or arrangement relating to Division Assets with (i) any officer, director, Employee or 5% or greater stockholder of Seller, or (ii) any Subsidiary or Affiliate of Seller;

                  (i) whereby Seller or any Acquired Subsidiary has granted or incurred any obligation for any increase in the compensation of any officer or employee of the Division or any Acquired Subsidiary (including, without limitation, any increase pursuant to any bonus, pension, profit-sharing,

retirement, or other plan or commitment) except for raises to employees in the ordinary course of business, consistent with past practice or increases or changes made pursuant to the terms of existing plans or agreements;

                  (j) whereby Seller or any Acquired Subsidiary has made any change in any method of accounting or accounting principle, or policy with respect to the Division, which change would result in an aggregate impact in excess of $20,000 on the unaudited division profit contribution statement of the

Division for the fiscal period commencing on April 4, 1999 and ending on the day immediately preceding the Closing Date;

                  (k) that resulted in Seller or any Acquired Subsidiary making any commitments to take any of the actions described above in this Section 2.5.

         2.6      Licenses. No licenses, permits or authorizations of any

governmental department or agency are required for the operation of the Division which have not been duly
obtained and the absence of which would be detrimental to the operations of the

Division. All material governmental licenses, permits, authorizations and approvals possessed by any of Seller or the Acquired Subsidiaries and used in the operation of the business of the Division are listed in the Disclosure

Schedule.

         2.7 Title to Property; Security Interests. Seller or the Acquired

Subsidiaries own and have good and valid title to all of the Division Assets,

free and clear of all mortgages, liens, security interests, and encumbrances

(collectively, "Security Interests") except for (i) exceptions listed in Section

2.7 of the Disclosure Schedule, (ii) liens for taxes and special assessments not yet due and payable, and (iii) any restriction on assignment of any Contract, or change of control of any party to a Contract, which is stated therein. The

Security Interests referred to in the foregoing clauses (i) through (iii) are collectively referred to herein as "Permitted Security Interests." All of the issued and outstanding capital stock of the Acquired Subsidiaries of all classes and series is listed in Section 2.7 of the Disclosure Schedule. Seller is, or

will be at or prior to Closing, the record and beneficial owner of (and has, or will have at or prior to Closing, the right to transfer to Buyer) all of the issued and outstanding shares of capital stock of the Acquired Subsidiaries (the

"Shares"), free and clear of all pledges, claims, liens, encumbrances, security interests, options, charges, rights of third parties and restrictions whatsoever, except for restrictions that would apply upon transfer of the Shares other than in compliance with the requirements of the Securities Act of 1933, as amended, and state blue sky laws and similar foreign laws, and except for rights of Buyer under this Agreement and liens created by Buyer. At Closing, the Shares will not be subject to any voting trust agreement or other contract, agreement,

arrangement, commitment or
understanding, including any such contract, agreement, arrangement, commitment or understanding restricting or otherwise relating to the voting, dividend rights or disposition of the Shares, other than this Agreement.

         2.8      Employees and Employee Benefits. Section 2.8 of the Disclosure

Schedule contains a true and correct and complete list of all employees of the

Division as of the date of this Agreement, their date of hire, title, salary or hourly rate of pay, work location and other compensation to the extent such compensation is not generally provided to all such employees (e.g., stock options, incentive plan participation, Seller's sales incentive plan participation).

                  (a) Neither Seller nor any Acquired Subsidiary is as of the

date hereof, nor will be as of the Closing Date, delinquent in any respect in payments to which any of its employees or former employees of the Division is entitled, for any wages, salaries, commissions, bonuses, severance pay, paid time off, vacation pay, sick pay or other direct compensation for any services performed by them to the date hereof or amounts required to be reimbursed to such employees;

                  (b) To Seller's Knowledge, Seller and each Acquired Subsidiary is in compliance with all federal, state and local laws and regulations of any relevant jurisdiction respecting labor, workplace conditions, employment and employment practices, terms and conditions of employment and wages and hours with respect to the Division and there are no claims pending or threatened against Seller or any Acquired Subsidiary alleging the violation of any such laws and regulations with respect to the Division;

                  (c) Except as listed in the Disclosure Schedule and except for confidentiality, invention assignment and non-compete agreements entered into with employees and obligations imposed by law, neither Seller nor any Acquired

Subsidiary has a
written or oral contract of employment or severance agreement with any Employee nor is a party to or subject to any collective bargaining agreement with respect to the Division.

                  (d) Neither Seller nor any Acquired Subsidiary maintains, and no Acquired Subsidiary has maintained, with respect to employees of the

Division, and is not required with respect to employees of the Division to make contributions to, any "employee benefit plan" (within the meaning of Section

3(3) of the Employee Retirement Income Security Act of 1974, as amended

("ERISA")) relating solely to U.S. employees, or any material benefit plan maintained by any Acquired Subsidiary solely for employees located outside the

United States, except for the plans listed in the Disclosure Schedule (each a

"Benefit Plan" and collectively the "Benefit Plans"). Seller has provided Buyer with a true and correct copy of each Benefit Plan.

                  (e) No Employee of the Division employed in the United States are participants in any Benefit Plans provided or sponsored by an Acquired

Subsidiary solely for its employees.

                  (f) Except as otherwise provided in Article 10, neither Buyer nor any Acquired Subsidiary shall have any liability with respect to any Benefit

Plan (other than Benefits Plans maintained by an Acquired Subsidiary solely for its own employees).

                  (g) Apart from the retirement benefits scheme known as Norwich

Union Group Pension Scheme, Scottish Mutual Executive Pension Plan and Skandia

Life Assurance Executive Pension Scheme and established by deeds dated August

12, 1988, July 8, 1997, and October 1, 1996, respectively ("the Pension

Schemes"), CME is not under a legal obligation to pay pensions or otherwise to provide `relevant benefits' within the meaning of Section 6.12 of the Income and

Corporation Taxes Act, to or for any of its past or present officers or employees or their dependants and there are no retirement, pension disability or death benefit schemes (whether funded or unfunded) in relation to,

or binding on, CME or to which CME contributes, except as disclosed pursuant to

Section 2.8(d).

                  (h) CME is not making, or has not regularly made since June 1,

1996, any ex gratia payments to any of the Employees or to any spouse, child or dependant of any of them.

                  (i) The Pension Scheme is an exempt approved scheme (within the meaning of Chapter 1 of Part XIV or the Income and Corporation Taxes Act

1988).

                  (j) All contributions (including insurance premiums) to the

Pension Scheme have at all times been made in accordance with the provisions of the Pension Scheme or as otherwise required by law and all contributions to the

Pension Scheme falling due for payment prior to Closing have been paid.

                  (k) No legally binding undertaking or assurance has been given to any Employee of CME as to the continuance or introduction or increase or improvements of any pension rights or entitlements which the Buyer or any of its affiliates would be required to implement in accordance with good industrial relations practice whether or not there is any legal obligation to do so.

                  (l)      Buyer has been supplied with full, complete, accurate

and up to date copies of:

                           (i)      the definitive trust deed and rules and

                                    members booklet for the Pension Scheme;

                           (ii)     the identity of every former pension scheme

                                    has been disclosed to the Buyer in the

                                    Disclosure Schedule.

                  (m) CME and the Pension Scheme has complied in all material respects with all equal pay, equal entitlement, sex and other discrimination legislation including Article 119 of the Treaty of Rome, and all UK statutes and regulations and statutory instruments in respect of the Pension Scheme. No eligible employee of CME or any person claiming benefits through or in respect of such a person has been improperly excluded from access to the Pension Scheme or any other arrangement providing relevant benefits (as defined in Section 612 of the Income and Corporation Taxes Act 1988) on the grounds of sex, race,

disability, religion or gender. There are not in respect of the Pension Scheme or the benefits thereunder any actions, suits or claims pending or threatened.

         2.9      Litigation. Except as disclosed in Section 2.9 of the

Disclosure Schedule, as of the date of this Agreement there is no litigation,

proceeding, claim or investigation formally instituted and pending or, to

Seller's Knowledge, threatened against Seller or any Acquired Subsidiary related to the Division or its operations, assets or business. Neither Seller nor any

Acquired Subsidiary is operating under, subject to, or in default with respect to, any order, injunction or decree of any court or any federal, state,

municipal, foreign or other governmental agency or instrumentality.

         2.10     Brokers. Except as set forth in Section 2.10 of the Disclosure

Schedule, no broker, finder or other person has or will have, as a result of any agreement of or action taken by Seller or an Acquired Subsidiary, any valid claim against Buyer, any affiliate of Buyer or the Division for any commission or brokerage fee in connection with this Agreement or the transactions contemplated hereby.

         2.11     Intellectual Property Exhibit 1.1(f) and Section 2.11 of the

Disclosure Schedule sets forth a true and correct list of all trademarks,

service marks, trade names,
patents and patent applications owned, used or held for use by Seller or an

Acquired Subsidiary primarily in connection with the business or operation of the Division. Except as set forth in Section 2.11 of the Disclosure Schedule,

Seller owns or has the right to use, without payment to any other party the

Intellectual Property. To Seller's Knowledge, (i) no claims have been made in writing by any person challenging or questioning either the right of Seller to use, or the validity of, any Intellectual Property; (ii) no person or entity has claimed in writing the right to use any Intellectual Property, other than under a license listed in Section 2.11 of the Disclosure Schedule; and (iii) there have been no written claims of patent, trademark, trade name, service mark, or copyright infringement asserted by a third party with respect to the right of

Seller to use the Intellectual Property without payment of a royalty or license fee (other than payments that are currently subject to a license listed in

Section 2.11 of the Disclosure Schedule). Seller has not received any written notice that any Intellectual Property has been declared unenforceable or otherwise invalid by any court or governmental authority.

         To Seller's Knowledge, the manufacture, use or sale of any product sold by the Division or the attendant sales activities thereof do not presently infringe any United States patent, trademark, service mark, copyright or trade secret. Except as set forth in Section 2.11 of the Disclosure Schedule and subject to the Technology License Agreement, upon consummation of this

Agreement, Buyer or the Acquired Subsidiaries will have sole ownership of, and good and valid title to, the Intellectual Property, free and clear of any liens and encumbrances (except for any liens or encumbrances created by Buyer),

including claims of taxes due or creditors of Seller. Following execution of this Agreement, Seller and its Subsidiaries will not enter into any agreement or other obligation which would in any way
limit the rights of Buyer to the Intellectual Property other than sales or leases of Division products in the ordinary course of business. Except as provided in Section 2.11 of the Disclosure Schedule, to Seller's Knowledge, no

person or entity is infringing or has threatened to infringe any of the

Intellectual Property. To Seller's Knowledge, Seller has not requested any person or entity to cease or modify any activity or product or to take out a license for such activity or product by reason of past, present or prospective infringement of the Intellectual Property.

         2.12 Environmental Matters. Seller has heretofore provided to Buyer the reports listed in the Disclosure Schedule concerning certain real property leased by Seller relating to the Division or by an Acquired Subsidiary, and

Buyer has obtained from ENSR certain reports concerning such real property

(copies of which have been provided by Buyer to Seller) (collectively, the

"Environmental Reports"). Except for matters referred to in the Environmental

Reports or as set forth in Section 2.12 of the Disclosure Schedule, Seller and each Acquired Subsidiary has operated and is currently operating the Division in compliance with all applicable federal, state, local and foreign laws and regulations relating to the generation, storage, release, discharge,

transportation, treatment, disposal and emission of solid wastes and hazardous substances ("Environmental Laws"). Except for matters referred to in the

Environmental Reports or as set forth on Section 2.12 of the Disclosure

Schedule, there are no locations or premises owned or operated by Seller or the

Acquired Subsidiaries related to the Division where (i) Seller, the Acquired

Subsidiaries or the Division have released, disposed of or emitted any solid wastes, hazardous wastes or hazardous materials or substances on, under or into the soil or into groundwater in violation of Environmental Laws, or (ii) to

Seller's Knowledge, where another party has released, disposed of or emitted any solid wastes, hazardous wastes or hazardous materials or substances on, under or into the soil or into groundwater in violation of Environmental Laws.

Specifically, and not in limitation of the foregoing statements, except for matters referred to in the Environmental Reports or as set forth on Section 2.12 of the Disclosure Schedule, neither Seller with respect to the Division nor the

Acquired Subsidiaries has operated, used, added to or deposited toxic substances or other wastes or materials on any real property currently or previously used,

owned or operated by the Division in any manner so as to create any liability or obligation for Buyer under any Environmental Law. Seller, the Acquired

Subsidiaries and the Division have been granted and hold, and have made, all governmental actions and filings which are currently required in connection with the operation of the Division under applicable federal, state and local laws relating to pollution or protection of the environment, including laws relating to emissions, discharges, releases or threatened releases of pollutants,

contaminants, chemicals, or industrial, toxic or hazardous substances, materials or wastes into the environment, and the generation, treatment, storage,

disposal, transportation or handling of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances, materials or wastes. Except for matters referred to in the Environmental Reports, or as set forth on Section

2.12 of the Disclosure Statement, neither Seller nor the Acquired Subsidiaries has received written notice from any governmental or regulatory authority of any non-compliance (or any past, present or future events, conditions,

circumstances, activities, practices, incidents, actions or plans which will interfere with or prevent continued substantial compliance) with the terms and conditions of such permits, licenses and other similar authorizations. Except for matters referred to in the Environmental Reports, or as set forth on Section

2.12 of the Disclosure Statement, neither Seller nor the Acquired

Subsidiaries has received written notice of any civil, criminal or administrative action, suit, claim or proceeding against Seller or the Acquired

Subsidiaries involving any property used or business used in connection with the operation of the Division relating in any way to Environmental Laws nor, to

Seller's Knowledge, is there any such threatened action, suit, claim or proceeding.

         2.13 Insurance. Section 2.13 of the Disclosure Schedule sets forth all contracts and policies of insurance maintained by Seller and the Acquired

Subsidiaries which relate, in whole or in part, to the Division Assets.

         2.14 Contracts. The Disclosure Schedule lists, and Seller has made available to Buyer, true and complete copies of, and if oral, a description of,

each of the following Contracts in effect as of the date of this Agreement to which Seller or any Acquired Subsidiary is bound:

                           (i)      any contract of employment or severance

                                    agreement (other than any agreement the

                                    nondisclosure of which does not constitute a

                                    misrepresentation under Section 2.8(c)

                                    above);

                           (ii)     any contract containing covenants (other

                                    than covenants regarding the protection and

                                    use of confidential information and

                                    covenants or limitations regarding use

                                    contained in license agreements)

                                    specifically limiting the freedom of the

                                    Division to engage in any line of business

                                    or to compete with any person or entity and

                                    any contract containing covenants (other

                                    than covenants regarding the protection and

                                    use of confidential information and

                                    covenants or limitations regarding use
                                    contained in license agreements)

                                    specifically limiting the freedom of the

                                    Acquired Subsidiaries from engaging in any

                                    line of business or competing with any

                                    person or entity;

                           (iii)    any agreement or contract between Seller or

                                    any Subsidiary or Affiliate of Seller and

                                    Mark A. Ahmann, James A. Bernards, Neil R.

                                    Bonke, Dale A. Courtney, Joel A. Elftmann,

                                    Dr. Thomas D. George, Terrence W. Glarner,

                                    Patricia M. Hollister, Luke R. Komarek,

                                    Joanna T. Lau, Dale M. Pescatrice, Benno G.

                                    Sand, Dr. Benjamin J. Sloan or Charles R.

                                    Wofford, an Acquired Subsidiary or other

                                    Subsidiary or Affiliate of Seller, other

                                    than in the ordinary course of business (and

                                    other than agreements the nondisclosure of

                                    which does not constitute a

                                    misrepresentation under Section 2.8(c) above

                                    or Benefit Plans);

                           (iv)     other than leases of real property, any

                                    operating lease (as lessor or lessee) of any

                                    Division Assets or any tangible personal

                                    property (except any lease calling for

                                    payments of less than $50,000 per year) and

                                    any vehicle leases;

                           (v)      any license (as licensor or licensee) of any

                                    Intellectual Property (other than

                                    non-negotiated licenses of commercially

                                    available computer software and licenses

                                    embedded in products sold or purchased by

                                    the Division);

                           (vi)     any management, service, consulting, or

                                    other similar contract with an unaffiliated

                                    third party under which there exists future

                                    liability for payments by Seller or an

                                    Acquired Subsidiary in excess of $100,000

                                    per contract ($50,000 in the case of

                                    consulting contracts) and which is not

                                    terminable by Seller or an Acquired

                                    Subsidiary within 30 days without penalty;

                           (vii)    any written agreement for the purchase by

                                    Seller or an Acquired Subsidiary of raw

                                    materials, supplies, or products that calls

                                    for aggregate future payments by Seller or

                                    an Acquired Subsidiary in excess of $200,000

                                    (related to the Division) per agreement;

                           (viii)   any agreement or contract under which any

                                    money has been borrowed or loaned or any

                                    note, bond, indenture, or other evidence of

                                    indebtedness has been issued, directly or

                                    indirectly guaranteed or assumed (other than

                                    endorsements for the purpose of collection

                                    in the ordinary course of business) or under

                                    which Seller or the Acquired Subsidiaries

                                    have granted a security interest or lien on

                                    any of the Division Assets, whether tangible

                                    or intangible, to secure indebtedness;

                           (ix)     any mortgage, deed of trust, guaranty by

                                    Seller or an Acquired Subsidiary, pledge

                                    agreement, security agreement, purchase

                                    money agreement, or capital lease (other

                                    than (A) any purchase money agreement, or

                                    capital lease evidencing liens only on

                                    tangible personal property under which there

                                    exists an aggregate
                                    future liability not in excess of $50,000

                                    per contract or lease; and (B) protective

                                    filings of financing statements under the

                                    Uniform Commercial Code or similar statute);

                           (x)      any contract or agreement establishing any

                                    partnership, joint venture, strategic

                                    alliance or other material collaboration

                                    relating to the Division;

                           (xi)     any contract or agreement granting any

                                    person or entity any right to market or

                                    distribute any of the Division's products,

                                    or to represent the Division with respect to

                                    such products, or act as agent for the

                                    Division in connection with the marketing,

                                    distribution or sale of any such product;

                           (xii)    any sole source supply contract for the

                                    purchase of a material raw material or

                                    component that is otherwise not generally

                                    available and that is used in the

                                    manufacture of any of the Division's

                                    products;

                           (xiii)   any lease relating to real property to which

                                    Seller or an Acquired Subsidiary is a party;

                           (xiv)    other than customer purchase orders, all

                                    contracts, agreements or understandings

                                    providing for pricing guarantees and volume

                                    purchase discounts relating to Division

                                    products and services;

                           (xv)     all contracts or agreements containing

                                    express Year 2000 compliance obligations

                                    with respect to Division products or

                                    services (to the extent not completed as of

                                    the date hereof); and

                           (xvi)    other agreement, contract, understanding, or

                                    arrangement calling for payments of more

                                    than $50,000 per year, other than in the

                                    ordinary course of business.

         Each Contract is valid, binding, and in full force and effect, and enforceable by Seller or an Acquired Subsidiary in accordance with its terms and, subject to the consents and approvals listed in Section 2.3 of the

Disclosure Schedule being obtained, will not, as a result of the transactions contemplated hereby, cease to be a valid agreement, arrangement or commitment of each party thereto, enforceable in all material respects against each such party in accordance with its terms, except in each case as such enforceability may be limited by bankruptcy, insolvency, moratorium, and other similar laws affecting creditors' rights generally and by general principles of equity. None of Seller or any Acquired Subsidiary is (with or without the lapse of time or the giving of notice, or both) in breach of, or in default under, any of the Contracts,

and, to Seller's Knowledge, no other party to any of the Contracts is (with or without the lapse of time or the giving of notice, or both) in breach of, or in default under, any of the Contracts.

         2.15     Taxes.

                  (a)      For the purposes of this Agreement, a "Tax" or,

collectively, "Taxes," means any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income,

profits, sales, use and occupation, and value added, ad valorem, transfer,

franchise, withholding, payroll, recapture, employment, excise and property taxes, relating to the Division, together with all interest, penalties and additions imposed with respect to such
amounts and any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

                  (b) Except as set forth in the Disclosure Schedule:

                           (i)      Seller and the Acquired Subsidiaries have

                                    accurately prepared and timely filed all

                                    required material Tax Returns relating to

                                    any and all Taxes concerning or attributable

                                    to Seller and the Acquired Subsidiaries,

                                    respectively, and their operations, and such

                                    Tax Returns including the federal

                                    consolidated tax return are true and correct

                                    and have been completed in accordance with

                                    applicable law. Seller has delivered or made

                                    available to Buyer all Tax Returns of the

                                    Acquired Subsidiaries and all VAT and

                                    expatriate payroll and income tax Tax

                                    Returns relating to the Division (and any

                                    examination reports, notices of deficiency,

                                    or similar document pertaining to such Tax

                                    Returns) required to be filed (taking into

                                    account any extensions) on or before the

                                    date hereof, for all taxable periods for

                                    which the applicable statute of limitations

                                    on assessments has not expired.

                           (ii)     Seller and the Acquired Subsidiaries as of

                                    the Closing Date: (A) will have paid all

                                    Taxes each is required to pay as of such

                                    time and (B) will have withheld with respect

                                    to its employees, shareholders or others all

                                    Taxes required to be withheld.

                           (iii)    There is no Tax deficiency outstanding, or

                                    assessed against Seller or the Acquired

                                    Subsidiaries. Further, Seller and the

                                    Acquired Subsidiaries have not received any

                                    written notice of a proposed assessment of

                                    taxes, or executed any waiver of any statute

                                    of limitations on or extending the period

                                    for the assessment or collection of any Tax

                                    which is still in effect.

                           (iv)     No audit or other examination of any Tax

                                    Return of Seller or the Acquired

                                    Subsidiaries is presently in progress, nor

                                    have Seller or the Acquired Subsidiaries

                                    been notified of any request for such an

                                    audit or other examination.

                           (v)      None of the assets of Seller or the Acquired

                                    Subsidiaries is treated as "tax-exempt use

                                    property" within the meaning of Section

                                    168(h) of the Code.

                           (vi)     There is no contract, agreement, plan or

                                    arrangement covering any employee or former

                                    employee of Seller or the Acquired

                                    Subsidiaries that, individually or

                                    collectively, could give rise to the payment

                                    of any amount that would not be deductible

                                    pursuant to Section 280G or 162 of the Code.

                           (vii)    Seller and the Acquired Subsidiaries have

                                    not filed any consent agreement under

                                    Section 341(f) of the Code or agreed to have

                                    Section 341(f)(2) of the Code apply to any

                                    disposition of a subsection (f) asset (as

                                    defined in Section 341(f)(4) of the Code)

                                    owned by Seller.

                           (viii)   Seller and the Acquired Subsidiaries are not

                                    now, and have not ever been, "United States

                                    real property holding corporations" within

                                    the meaning of Section 897(c)(2) of the

                                    Code.

                           (ix)     There are no liens for Taxes (other than for

                                    current Taxes not yet due and payable) upon

                                    the Division Assets.

                           (x)      Seller and the Acquired Subsidiaries are not

                                    a party to any tax allocation or sharing

                                    agreement. Further, none of Seller and the

                                    Acquired Subsidiaries (A) has been a member

                                    of an affiliated group filing a consolidated

                                    United States federal income tax return

                                    (other than a group the common parent of

                                    which is the Seller), or (B) has any

                                    liability for the Taxes of a person other

                                    than the Seller or the Acquired Subsidiaries

                                    under Treasury Regulation ss. 1.1502-6 or

                                    similar provision of state or foreign law.

                           (xi)     CME is and has at all times been resident in

                                    the United Kingdom for tax purposes and is

                                    not and has not been treated as resident or

                                    as having a permanent establishment in any

                                    other jurisdiction for any tax purpose.

                           (xii)    CME is registered for the purposes of "VAT"

                                    (which means UK value added tax or any

                                    similar sales or turnover tax of any

                                    relevant jurisdiction), has been so

                                    registered at all times that it has been

                                    required to be registered by VAT legislation

                                    and has
                                    complied with such legislation and all

                                    orders, provisions, directions or other

                                    conditions made or imposed thereunder. CME

                                    obtains credit for all input tax paid or

                                    suffered by it in any relevant jurisdiction.

                           (xiii)   CME has trading losses of (pound)604,356 for

                                    the accounting period ended May 31, 1998, of

                                    which (pound)588,786 has been carried back

                                    under section 393A Income and Corporation

                                    Taxes Act 1988 against profits for the

                                    accounting period ended May 31, 1997, giving

                                    rise to a repayment from the Inland Revenue

                                    of (pound)158,612 in respect of which a

                                    claim has been submitted.

                           (xiv)    CMK has a net operating loss for the 1998

                                    financial year of 214,347,235 Korean Won.

         2.16 Compliance with Laws. Each of Seller and the Acquired Subsidiaries is and has been in compliance with all statutes, laws, ordinances, rules,

orders, and regulations of any governmental authority or instrumentality,

domestic or foreign applicable to the Division (collectively, "Applicable

Laws"). Except as set forth in Section 2.16 of the Disclosure Schedule, no written notice with respect to the operations of the Division (the reason for which has not been corrected) has been served upon Seller or any of the Acquired

Subsidiaries since January 1, 1998 by any governmental body alleging any violation of any Applicable Laws. This Section 2.16 shall not apply to compliance with, or written notices alleging any violation of, Applicable Laws relating to the specific matters expressly covered by Sections 2.3 (relating to

No Defaults), 2.6 (relating to Licenses), 2.8 (relating to Employees and

Employee Benefits), 2.12 (relating to Environmental Matters), 2.15 (relating to Taxes) and 2.27 (relating to Real Property), which instead shall be governed by the express terms of such Sections.

         2.17 No Undisclosed Liabilities. Except as reflected, reserved against,

or otherwise disclosed in the Statement of Net Assets (or incurred in the ordinary course of business since the Statement of Net Assets Date) or disclosed in this Agreement or the Exhibits hereto or the Disclosure Schedule (including obligations set forth under the terms of Contracts so disclosed), or the nondisclosure of which in response to a representation under this Article 2 does not constitute a breach of such representation, there are no liabilities or obligations of the Division, whether accrued, absolute, contingent or otherwise and whether or not required to be disclosed on the Statement of Net Assets or the Closing Statement of Net Assets.

         2.18 Inventories. All inventories reflected on the Statement of Net

Assets (including finished products, work-in-process, subassemblies, raw materials, purchased parts and supplies) were as of the Statement of Net Assets

Date, and all inventories existing on the Closing Date will be, properly valued at the lower of cost or market value in accordance with prior practices of the

Division. The value of inventories (net of reserves) reflected on the Statement of Net Assets, as of the Statement of Net Assets Date and as of the close of business on the day immediately preceding the Closing Date, respectively,

represented or will represent Inventories of the stated value that were or will be of such quantity, quality and condition as to be usable or saleable in the ordinary course of business.

         2.19 All Necessary Assets. The Division Assets, including assets subject to leases under Contracts, constitute all of the assets which are reasonably necessary to operate the business of the Division in a similar manner to that in which it is presently conducted; provided, however, that the Division

Assets do not include the PBX telephone system or the server hardware, network, or server application software used by the Division to support its business activities through enterprise resource planning,

manufacturing and financial reporting. Section 2.19 of the Disclosure Schedule sets forth all Shared Assets, or categories of Shared Assets, that are material to the operation of the business of the Division but are not included in the

Division Assets.

         2.20 Assumptions or Guarantees of Indebtedness. Seller, the Acquired

Subsidiaries and the Division are not directly or contingently liable on any indebtedness of any customer, supplier, former employee or employee of the

Acquired Subsidiaries or the Division (including without limitation liability by way of agreement, contingent or otherwise, to provide funds for payment, to supply funds or to otherwise invest in or otherwise to assure any person or entity against loss) whether as a result of the assumption, guarantee or endorsement of any debt or otherwise, except as set forth in Section 2.20 to the

Disclosure Schedule.

         2.21 Labor Matters. There is no unfair labor practice complaint against

Seller or any Acquired Subsidiary pending before the National Labor Relations

Board or any other labor dispute (except disputes with individual employees),

slowdown or stoppage actually pending, or to the Knowledge of Seller, threatened against Seller or any Acquired Subsidiary with respect to the Division. There is no collective bargaining agent representing any of the Division's employees, no petition has been filed and is pending with the National Labor Relations Board by any labor organization or any group of employees for an election or certification regarding the representation of any group of the Division's employees by a labor organization and, to Seller's Knowledge, there is not at present any solicitation or campaign
by any labor organization or employee for the representation of the Division's employees by a labor organization.

         2.22 Accounts Receivable. Net of reserves, each account receivable reflected on the Statement of Net Assets as of the Closing Date constitutes a receivable resulting from a bona fide sale or lease to a customer in the ordinary course of business, the amount of which was actually owed to Seller or an Acquired Subsidiary on the date thereof. All such receivables (in terms of dollar amount) are consistent with Seller's or such Acquired Subsidiary's historically agreed upon payment terms. The books and records of Seller, the

Acquired Subsidiaries and the Division state the correct amount, subject to acceptance where applicable, of each account receivable of the Division and the balance due thereon.

         2.23 Principal Customers. Set forth in Section 2.23 of the Disclosure

Schedule is a list of each customer of the Division as of the date hereof, which accounted for more than five percent (5%) of the revenues of the Division, for the fiscal year ended August 29, 1998. To Seller's Knowledge, no relationship with any such customer of the Division has been canceled or terminated, nor to

Seller's Knowledge, has any such customer threatened any such cancellation or termination.

         2.24 No Third Party Options. There are no existing agreements, options,

commitments or rights with, of or to any person to acquire any of the rights of

Seller or the Acquired Subsidiaries in the Division Assets or any interest therein, except in the ordinary course of business.

         2.25 Full Disclosure. The representations and warranties of Seller contained in this Agreement (including the Exhibits hereto) and the Disclosure

Statement, and any document executed and delivered by Seller at Closing pursuant hereto, when taken as a whole, do not
contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.

         2.26     Millennium Compliance. Except as set forth in Section 2.26 of the Disclosure Schedule, to Seller's Knowledge, the Division Assets are

Millennium Compliant (as defined below). Neither Seller nor any Acquired

Subsidiary has received written notice from any customer or supplier indicating that such customer or supplier will not be Millennium Compliant and will experience problems relating thereto that would be likely to have a Material

Adverse Effect. "Millennium Compliant" means that software, hardware, and associated devices included in the Division Assets (a "Millennium Device") which are intended to process date data and which are material to conducting the

Division's business will not be materially adversely affected as a result of the date change from 1999 to 2000 including leap year calculations, provided (i)

that all products used with a Millennium Device function properly, including without limitation exchanging accurate date data with the Millennium Device, and

(ii) to the extent applicable to the Millennium Device's normal operating specifications, the Millennium Device will accept, store, retrieve, compare, and otherwise process dates before, as of, and after January 1, 2000.

         2.27     Real Property.

                  (a) Seller does not own any real property that is used in the

Division and the Acquired Subsidiaries do not own any real property.

                  (b) Schedule 2.27 contains a true and correct list of each parcel of real estate leased by Seller with respect to the Division or by an

Acquired Subsidiary (the "Leased Real Property"). Seller has previously furnished to Buyer a true and correct copy of each lease pursuant to which Seller or an Acquired Subsidiary leases any Leased

Real Property and any amendments, extensions, and renewals thereof (the "Real

Property Leases").

                  (c) The Leased Real Properties are adequate for the conduct of the business operations of the Division as currently conducted. All improvements used by Seller with respect to the Division on the Leased Real Property,

including without limitation the building, roof and mechanical, security, fire alarm and sprinkler systems, are in good working order and, to Seller's

Knowledge, do not violate applicable state and local laws, use restrictions

(including zoning), building ordinances, and health and safety ordinances in effect with respect thereto.

                  (d) Seller has not received in the 12 month period immediately prior to the date hereof any written notice of any pending or threatened condemnations, planned public improvements, annexation, special assessments,

zoning or subdivision changes, or other adverse claims affecting the Leased Real

Property leased by Seller or an Acquired Subsidiary.

                  (e) Neither Seller nor any Acquired Subsidiary has in its

possession any studies or reports which state that there is any material defect in the design or construction of any of the improvements on the Leased Real

Property.

                  (f) Neither Seller nor any Acquired Subsidiary has failed to pay as required by the applicable Real Property Leases any currently due taxes,

assessments, or other charges the consequences of nonpayment of which might adversely effect the present use of the Leased Real Property purported to be leased by Seller.

         2.28 Exclusivity of Representations. Buyer and Seller acknowledge and agree that (a) the representations and warranties made by Seller in this

Agreement, including the exhibits and schedules attached hereto or other instruments specifically identified herein and delivered pursuant hereto, are in lieu of (and are exclusive of) any other representations and warranties, express or implied (including without limitation any implied or express warranties of merchantability or fitness for a particular purpose) and (b) neither Seller nor anyone representing Seller has made any other representation or warranty. Seller hereby disclaims any such other or implied representations or warranties,

notwithstanding the delivery or disclosure to Buyer or its officers, directors,

employees, agents or representatives of any documentation or other information

(including, without limitation, the Confidential Descriptive Memorandum relating to the Division dated October 1998 and any other material prepared by Lehman

Brothers Inc.) by Seller or any other person.

                                    ARTICLE 3

                     Representations and Warranties of Buyer

         Buyer represents and warrants to Seller as follows:

         3.1 Corporate Status. Buyer is a duly organized and validly existing corporation in good standing under the laws of the state of Delaware. On the

Closing Date, Buyer will if so required by applicable law be duly qualified to do business and will be in good standing as a foreign corporation in the State of Minnesota. Buyer has the requisite corporate power and authority to carry on its business as now being conducted, to own, lease and operate the properties used in its business, and to enter into and complete the transactions contemplated by this Agreement.

         3.2 Corporate Action. All corporate actions and proceedings necessary to be taken by Buyer or any parent or subsidiary of Buyer in connection with the transactions contemplated by this Agreement have been duly and validly taken,

and this Agreement and the transactions and other agreements contemplated hereby have been duly and validly authorized, executed and delivered by Buyer and constitute the legal, valid and binding obligations of Buyer, enforceable against Buyer in accordance with and subject to their respective terms, except as such enforceability may be limited by applicable bankruptcy, reorganization,

insolvency, moratorium or other similar laws from time to time in effect affecting creditors' rights generally or by principles governing the availability of equitable remedies. The execution, delivery and performance of this Agreement and the other agreements contemplated hereby have been duly and validly authorized by the Board of Directors of Buyer and no additional shareholder or corporate proceedings of Buyer or any affiliate to be designated by Buyer prior to Closing pursuant to Section 1.1 are necessary to authorize such execution, delivery and performance.

         3.3 No Defaults. Neither the execution and delivery by Buyer of this

Agreement nor the consummation by Buyer of the transactions contemplated hereby is an event that, of itself or with the giving of notice or the passage of time or both, (a) will conflict with the Certificate of Incorporation or By-Laws of

Buyer, (b) will constitute a violation of, or conflict with or result in any breach of or any default under, any mortgage, indenture, agreement or instrument to which Buyer is a party or by which it is bound, (c) will violate any judgment, decree, order, statute, rule or regulation applicable to Buyer, or (d)

will require any permit, authorization, filing, consent or approval or any governmental authority
except for filings under the Hart-Scott-Rodino Act and the filings, if any,

required to be made with the Office of Fair Trading.

         3.4 Litigation. There is no litigation, proceeding or investigation of any nature pending or, to Buyer's knowledge, threatened against or affecting

Buyer that would affect Buyer's ability to carry out fully the transactions contemplated by this Agreement.

         3.5 Brokers. No broker, finder or other person has or will have, as a result of any agreement of or action taken by Buyer or any affiliate of Buyer,

any valid claim against Seller, any affiliate of Seller or any proceeds of the sale contemplated hereby for any commission or brokerage fee in connection with this Agreement or the transactions contemplated hereby.

         3.6 Approvals and Consents. The only approval or consent of persons or entities not a party to this Agreement that is legally or contractually required to be obtained by Buyer in connection with the consummation of the transactions contemplated by this Agreement is approval pursuant to the Hart-Scott-Rodino Act and the filings, if any, required to be made with the Office of Fair Trading.

         3.7 Funds Available. Buyer currently has (and on the Closing Date will have) sufficient funds to pay the Purchase Price, in full and in accordance with this Agreement, and Buyer's obligations to purchase the Division Assets hereunder are not subject to any condition or contingency involving financing,

availability of funds or any similar matter.

         3.8 Exclusivity of Representations. Buyer and Seller acknowledge and agree that (a) the representations and warranties made by Buyer in this

Agreement, or other instruments specifically identified herein and delivered pursuant hereto, are in lieu of (and are exclusive of) any other representations and warranties, express or implied and (b) neither Buyer nor anyone representing Buyer has made any other representation or warranty. Buyer hereby disclaims any such other or implied representations or warranties,

notwithstanding the delivery or disclosure to Seller or its officers, directors,

employees, agents or representatives of any documentation or other information by Buyer or any other person.


                                    ARTICLE 4

                       Covenants of Seller Pending Closing

         Seller covenants and agrees, that from the date hereof until completion of the Closing:

         4.1      Operation of the Business.

                  (a)      Seller and the Acquired Subsidiaries will continue to

conduct the business of the Division substantially as heretofore conducted and will keep its books, accounts, records and files in the ordinary course of business consistent with past practice.

                  (b)      Seller will provide to Buyer a copy of the regular

monthly unaudited Division profit contribution statement of the Division for each monthly accounting period ending between the date hereof and the Closing

Date, in each case within 30 days of the end of such accounting period.

                  (c)      Except as otherwise specifically permitted pursuant

to the terms of this Agreement, Seller and the Acquired Subsidiaries shall:

                           (i)      use all reasonable efforts to maintain all

                                    Fixed Assets and all Leased Real Property

                                    included in the Division Assets in as good

                                    working order and condition as at present,

                                    except for ordinary wear and tear;

                           (ii)     perform all their material obligations under

                                    all Contracts;

                           (iii)    keep in full force and effect current

                                    insurance policies and contracts, or other

                                    substantially similar insurance coverage,

                                    affecting the Division Assets;

                           (iv)     use all reasonable efforts to preserve its

                                    relationships with employees of the

                                    Division, customers, suppliers and

                                    distributors; and

                           (v)      notify Buyer of any material adverse change

                                    in its business, operations or financial

                                    condition.

                  (d)      Seller and the Acquired  Subsidiaries  will not,

without the prior  written  consent of Buyer:

                           (i)      except for (y) equipment financings or

                                    assets included in the calculation of Net

                                    Working Capital within the meaning of

                                    Section 1.6, in each case in the ordinary

                                    course of business, or (z) Fixed Assets

                                    having a net book value of $7,500 or less

                                    for any individual Fixed Asset or $50,000 or

                                    less for all such Fixed Assets in the

                                    aggregate, sell, lease or transfer, or agree

                                    to sell, lease or transfer, any Division

                                    Assets which are material to the operation

                                    of the Division, without replacement thereof

                                    with a substantially equivalent asset of

                                    substantially equivalent kind, condition,

                                    and value;

                           (ii)     except for any confidentiality, invention

                                    assignment or non-compete agreement with any

                                    employee of the Division, enter into any

                                    contract of employment (other than contracts terminable by Buyer without penalty immediately following the Closing) with any

                                    employee or employees of the Division;

                           (iii)    enter into, renew or amend any (A) customer

                                    Contract with respect to which the Division

                                    will be bound as of the Closing, except in

                                    the ordinary course of business, or (B)

                                    other Contract with respect to which the

                                    Division will be bound as of the Closing and

                                    which was or would have been required to be

                                    disclosed pursuant to Section 2.14,

                                    provided, however, that Buyer shall be

                                    deemed to have consented to Seller entering

                                    into, renewing or amending any Contract with

                                    respect to which such consent is required by

                                    this Section 4.1(d)(iii) if Buyer does not

                                    object to Seller's request for such consent

                                    within one business day;

                           (iv)     except for (A) any non-recurring separation

                                    or severance payment made by Seller or any

                                    Acquired Subsidiary to any employee of the

                                    Division in respect of the transactions

                                    contemplated hereby, and (B) accrued amounts

                                    payable prior to Closing to management

                                    employees in accordance with past practices

                                    of Seller (C) discretionary bonuses to

                                    employees paid prior to Closing which in the

                                    aggregate do not exceed $20,000, increase

                                    the compensation payable or to become

                                    payable to any officer, employee or agent of

                                    the Division, or make any bonus
                                    payment to any such person other than in the

                                    ordinary course of business;

                           (v)      in the case of the Acquired Subsidiaries,

                                    make any payment of any kind to Seller,

                                    other than in the ordinary course of

                                    business, or declare any dividend;


                           (vi)     in the case of the Acquired Subsidiaries,

                                    issue any shares or rights to acquire shares

                                    of its capital stock; or

                           (vii)    borrow funds in excess of $250,000 in the

                                    aggregate; guarantee the obligations of any

                                    other person or entity, other than Seller's

                                    Subsidiaries and Affiliates in the ordinary

                                    course of business; or use the Division

                                    Assets to make loans to any other person or

                                    entity;

                           (viii)   make any commitment to take any action set

                                    forth in this Section 4.1(d).

                  (e)      From the date of this Agreement to the Closing Date,

Seller agrees to use its reasonable efforts (which shall not require Seller to make any payment to any party) to include in each Contract relating to the

Division (except Contracts entered into by Acquired Subsidiaries) entered into subsequent to the date of this Agreement (a "Subsequent Contract") a provision permitting the assignment of any such Subsequent Contract to Buyer and providing that, upon such assignment, Buyer shall succeed to all of Seller's rights, title and interests thereunder subject only to Buyer's express assumption of all

Seller's duties, powers and obligations under such Subsequent Contract and the provision of written notice of such assumption by Buyer to the other party thereto.

             (f) From the date hereof through the Closing Date, Seller will make available to Buyer true and correct copies of all internal management and control reports (including aging of accounts receivable and reports of Division metrics) and financial statements related to the business and furnished to management of Seller.

         4.2 Access to Facilities, Files and Records. At the reasonable request of Buyer and upon reasonable advance notice, Seller will give or cause to be given to the officers, management employees, accountants and counsel of Buyer

(a) access during normal business hours to all of the Division Assets and operations of the Division, including access to the customers and suppliers of the Division, and (b) all such information primarily concerning the affairs of the Division as Buyer may reasonably request; provided, however, that Buyer shall not utilize such access in any manner that disrupts the operations of the

Division, including Seller's and the Acquired Subsidiaries' relationships with employees, customers and suppliers. Buyer shall coordinate all such efforts through Seller's senior management.

         4.3 Consents. Reference is hereby made to each Contract set forth in the Disclosure Schedule which requires the consent or approval of any person other than Seller, an Acquired Subsidiary or Buyer in order to assign or otherwise transfer such Contract to Buyer (a "Restricted Contract"). Seller and the Acquired Subsidiaries will make reasonable efforts (but shall not be obliged to make any payment, except as otherwise provided in the letter dated the date of this Agreement between Seller and Buyer) to obtain such consent or approval with respect to such Restricted Contract, recognizing that in the case of certain material Contracts reasonable efforts may require customer visits, but

Seller shall have no obligation to obtain such consent or approval other than the undertaking to make such reasonable efforts. Subject to Section 7.4, if

Seller or any Acquired Subsidiary has made such reasonable efforts, Buyer shall have no right to terminate this Agreement as a result of any failure by Seller or any Acquired Subsidiary to obtain any such consent or approval. If any such consent or approval is not obtained prior to Closing, and Buyer does not waive such consent or approval, such Restricted

Contract shall (at Seller's or such Acquired Subsidiary's option) be excluded from the Division Assets and shall not be assigned or otherwise transferred to

Buyer at Closing, provided that Seller shall continue to use reasonable efforts

(which shall not require Seller to make any payment to any party) to obtain such consent or approval after the Closing. In the event such consent has not been obtained prior to Closing, the provisions of Section 11.11 (relating to

Restricted Contracts) shall apply.

         4.4 Consummation of Agreement. Subject to the provisions of Section

11.1 of this Agreement, Seller and the Acquired Subsidiaries shall use all reasonable efforts to fulfill and perform all conditions and obligations to be fulfilled and performed by Seller and the Acquired Subsidiaries under this

Agreement, and to cause the transactions contemplated by this Agreement to be fully carried out. Seller shall give prompt notice to Buyer of (i) the occurrence, or failure to occur, of any event that would be reasonably likely to cause any of its representations or warranties contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date of this

Agreement to the Closing Date and (ii) any failure on its part to comply with or satisfy, in any material respect, any covenant, condition or agreement to be complied with or satisfied by it under this Agreement.

         4.5 Notice of Proceedings. Seller will promptly notify Buyer in writing upon (a) becoming aware of any order or decree or any complaint praying for an order or decree restraining or enjoining the consummation of this Agreement the transactions contemplated hereunder, or (b) receiving any notice from any court or governmental agency of its intention
to (i) commence an investigation into, or commence a suit or proceeding to restrain or enjoin, the consummation of this Agreement or such transactions, or

(ii) nullify or render ineffective this Agreement or such transactions if consummated.

         4.6 Hart-Scott-Rodino Act. As soon as practicable (but in no event later than 21 days) after the date hereof, Seller shall prepare and file all documents with the Federal Trade Commission and the United States Department of

Justice as are required to comply with Seller's obligations under the

Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the

"Hart-Scott-Rodino Act") and shall promptly furnish all materials thereafter requested by any regulatory agency having jurisdiction over such filings.

         4.7 Korean Approvals. Seller, as a foreign seller, shall report the sale of the stock of CMK to the relevant Korean foreign exchange bank within 30 days of the date hereof and, promptly upon receipt of acceptance of such report,

shall provide a copy thereof to Buyer. If Buyer so requests, Seller shall cooperate with Buyer to make a voluntary filing of a business combination report with the Korea Fair Trade Commission, such filing to be at Buyer's expense.

                                    ARTICLE 5

                       Covenants of Buyer Pending Closing

         Buyer covenants and agrees that, from the date hereof until completion of the Closing:

         5.1 Consents. Buyer will use its reasonable efforts (which shall not require Buyer to make any payment to any party) to assist Seller and the

Acquired Subsidiaries in obtaining any consents or approvals with respect to

Restricted Contracts and, to the extent requested by

Seller, in obtaining releases of Seller from all obligations arising or due after the Closing under Contracts assigned or otherwise transferred to Buyer pursuant to this Agreement.

         5.2 Consummation of Agreement. Subject to the provisions of Section

11.1 of this Agreement, Buyer shall use all reasonable efforts to fulfill and perform all conditions and obligations to be fulfilled and performed by Buyer under this Agreement, and to cause the transactions contemplated by this

Agreement to be fully carried out. Buyer shall give prompt notice to Seller of

(i) the occurrence, or failure to occur, of any event that would be likely to cause any of its representations or warranties contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date of this

Agreement to the Closing Date and (ii) any failure on its part to comply with or satisfy, in any material respect, any covenant, condition or agreement to be complied with or satisfied by it under this Agreement.

         5.3 Notice of Proceedings. Buyer will promptly notify Seller in writing upon (a) becoming aware of any order or decree or any complaint praying for an order or decree restraining or enjoining the consummation of this Agreement or the transactions contemplated hereunder, or (b) receiving any notice from any court or governmental agency of its intention to (i) commence an investigation into, or commence a suit or proceeding to restrain or enjoin, the consummation of this Agreement or such transactions, or (ii) nullify or render ineffective this Agreement or such transactions if consummated.

         5.4 Hart-Scott-Rodino Act. As soon as practicable (but in no event later than 21 days) after the date hereof, Buyer shall prepare and file all documents with the Federal Trade Commission and the United States Department of

Justice as are required to comply with

Buyer's obligations under the Hart-Scott-Rodino Act and shall promptly furnish all materials thereafter requested by any regulatory agency having jurisdiction over such filings.

                                    ARTICLE 6

                     Conditions to the Obligations of Seller

         The obligations of Seller to consummate the transactions contemplated by this Agreement are, at Seller's option (but only to the extent such conditions may be waived as a matter of law), subject to the fulfillment of the following conditions prior to or on the Closing Date:

         6.1      Representations, Warranties, Covenants.

                  (a) Each of the representations and warranties of Buyer

contained in this Agreement shall have been true and correct in all material respects as of the date hereof (except to the extent they expressly specify an earlier date) and shall be deemed to be made again on and as of the Closing Date and shall then be true and correct in all material respects as of the Closing

Date (except to the extent they expressly specify an earlier date) except to the extent changes are permitted or contemplated under this Agreement; provided,

however, that any inaccuracies in such representations and warranties which, in the aggregate, are not material to the financial or legal capability of Buyer to fulfill its obligations hereunder shall not be a violation of this condition;

                  (b) Buyer shall have performed and complied in all material respects with each and every covenant and agreement required by this Agreement to be performed or complied with by it prior to or on the Closing Date; and

                  (c) Buyer shall have furnished to Seller a certificate in

substantially the form of Exhibit 6.1(c) hereto, dated the Closing Date and duly executed by an executive
officer of Buyer authorized to give such a certificate on behalf of Buyer, to the effect that the conditions set forth in Sections 6.1, 6.2 and 6.3 have been satisfied.

         6.2 Proceedings. None of Seller, any Acquired Subsidiary or Buyer shall be subject to any restraining order or injunction restraining or prohibiting the consummation of the transactions contemplated hereby and no action or proceeding shall have been instituted by any governmental agency to restrain or prohibit the consummation of such transactions.

         6.3 Hart-Scott-Rodino Waiting Period. All applicable waiting periods or approvals (and any extensions thereof) under the Hart-Scott-Rodino Act shall have expired or shall have been obtained, as the case may be.

         6.4 Deliveries. Buyer shall have complied with each and every one of its obligations set forth in Section 8.2, and Buyer shall have executed and delivered those documents listed in Section 8.3.

         6.5 Opinion of Counsel to Buyer. Seller shall have received an opinion of counsel to Buyer, dated the Closing Date, covering the matters set forth in

Exhibit 6.5.

                                    ARTICLE 7

                     Conditions to the Obligations of Buyer

         The obligations of Buyer to consummate the transactions contemplated by this Agreement are, at Buyer's option (but only to the extent such conditions may be waived as a matter of law), subject to the fulfillment of the following conditions prior to or on the Closing Date:

         7.1 Representations, Warranties, Covenants.

             (a) Each of the representations and warranties of Seller

contained in this Agreement shall have been true and correct in all respects as of the date hereof (except to the
extent they expressly specify an earlier date) and shall be deemed to be made again on and as of the Closing Date and shall then be true and correct in all respects as of the Closing Date (except to the extent they expressly specify an earlier date) except to the extent changes are permitted or contemplated under this Agreement; provided, however, that any inaccuracies in such representations and warranties which, in the aggregate, would not have a Material Adverse Effect

(as defined below) on the Division as a whole shall not be a violation of this condition;

                  (b) Seller shall have performed and complied in all material respects with each and every covenant and agreement required by this Agreement to be performed or complied with by it prior to or on the Closing Date; and

                  (c) Seller shall have furnished to Buyer a certificate in

substantially the form of Exhibit 7.1(c) hereto, dated the Closing Date and duly executed by an executive officer of Seller authorized to give such a certificate on behalf of Seller, to the effect that the conditions set forth in Sections

7.1, 7.2, 7.3 and 7.4 have been satisfied.

                  (d) "Material Adverse Effect" means any change or effect

(other than those disclosed in the Disclosure Schedule) that is reasonably likely to have a material adverse effect on the business, operations, results of operations, properties, or financial condition of the Division taken as a whole

(other than incidents, occurrences, events, or conditions generally applicable to the industry or industries in which the Division operates or changes in general economic conditions) or materially impairs the ability of Seller to consummate this Agreement.

         7.2      Proceedings. None of Seller, any Acquired Subsidiary or Buyer

shall be subject to any restraining order or injunction restraining or prohibiting the consummation of
the transactions contemplated hereby and no action or proceeding shall have been instituted by any governmental agency to restrain or prohibit the consummation of such transactions.

         7.3 Hart-Scott-Rodino Waiting Period. All applicable waiting periods or approvals (and any extensions thereof) under the Hart-Scott-Rodino Act shall have expired or shall have been obtained, as the case may be.

         7.4 Consents. Seller shall have obtained all required consents or approvals in order to assign or otherwise transfer to Buyer the Restricted

Contracts set forth on Exhibit 7.4 hereto, which consents or approvals shall not require Buyer to make any payment to any party.

         7.5 Deliveries. Seller shall have complied with each and every one of its obligations set forth in Section 8.1 and Seller shall have executed and delivered those documents listed in Section 8.3.

         7.6 Opinion of Counsel to Seller. Buyer shall have received an opinion or opinions of counsel to Seller, dated the Closing Date, covering the matters set forth in Exhibit 7.6.

         7.7 Certain Environmental Matters. Seller shall have completed a SPCC plan for the Chaska Facility, which plan shall be signed by a professional engineer, and Seller shall, if required by applicable laws and regulations currently in effect, register the above ground storage tank located at the

Chaska Facility with the Minnesota Pollution Control Agency.

                                    ARTICLE 8

                        Items to be Delivered at Closing

         8.1 Deliveries by Seller. At the Closing, Seller shall deliver to

Buyer:

                  (a) a bill of sale and assignment in substantially the form of

Exhibit 8.1(a) hereto and such other documents as Buyer may reasonably request to transfer the Division Assets to Buyer or Buyer's designee;

                  (b) certificates representing all the issued and outstanding shares of capital stock of the Acquired Subsidiaries, duly endorsed by Seller for transfer to Buyer or Buyer's designee or accompanied by stock powers duly executed by Seller in proper form for transfer to Buyer or Buyer's designee;

                  (c) a certificate duly executed by the Secretary of Seller and dated the Closing Date, with respect to resolutions adopted by the Board of

Directors of Seller (which resolutions shall be in full force and effect at the time of Closing) and the incumbency of each officer of Seller executing this

Agreement and any other document required to be delivered by Seller at Closing;

                  (d) assignments of all of Seller's rights in the patents and trademarks included in the Division Assets;

                  (e) all executed consents and approvals to the assignment of

Contracts obtained by Seller or the Acquired Subsidiaries prior to Closing; and

                  (f) the written resignations of all directors of the Acquired

Subsidiaries, except as otherwise specified by Buyer in writing.

         8.2      Deliveries by Buyer. At the Closing, Buyer shall deliver to
Seller:

                  (a) the Purchase Price in accordance with Section 1.5;

                  (b) an assumption of liabilities in substantially the form of

Exhibit 8.2(b) hereto;

                  (c) a certificate duly executed by the Secretary of Buyer and dated the Closing Date, with respect to resolutions adopted by the Board of

Directors of Buyer (which resolutions shall be in full force and effect at the time of the Closing) and the incumbency of each officer of Buyer executing this

Agreement and any other document required to be delivered by Buyer at Closing.

         8.3      Delivery by Seller and Buyer. At the Closing, Seller and Buyer

shall deliver to each other:

                  (a) a Technology License Agreement, substantially in the form of Exhibit 8.3(a);

                  (b) a Shared Services Agreement, reflecting substantially the terms set forth in Exhibit 8.3(b), in form reasonably satisfactory to Seller and

Buyer; and

                  (c) a Sublease Agreement, reflecting substantially the terms set forth in Exhibit 8.3(c), in form reasonably satisfactory to Seller and

Buyer.

                                   ARTICLE 9

                            Survival; Indemnification

                  9.1 Survival of Representations and Warranties. All

representations and warranties of Seller and of Buyer contained in this

Agreement or in any exhibit, schedule, certificate or other instrument specifically identified herein and delivered pursuant hereto shall survive the

Closing, any investigation conducted by any party hereto and any information which any party may receive, until the second anniversary of the Closing Date,

whereupon all such representations and warranties shall expire and terminate and shall be of no further force or effect, except that

                  (a) the representations and warranties set forth in Section

2.2 (relating to Corporate Action), Section 2.7 (relating to Title to Property)

(but in the case of Section 2.7 only with respect to tangible property) and

Section 3.2 (relating to Corporate Action) shall survive without time limit;

                  (b) the representations and warranties set forth in Section

2.15 (relating to Taxes) shall survive until the seventh anniversary of the

Closing Date;

                  (c) the representations and warranties set forth in Section

2.8 (relating to Employees and Employee Benefits) and Section 2.12 (relating to

Environmental Matters) shall survive until the sixth anniversary of the Closing

Date; and

                  (d) the representations and warranties set forth in Section

2.16 (relating to Compliance with Laws), Section 2.17 (relating to Undisclosed

Liabilities) and Section 2.7 (relating to title to U.S. Patent 5,148,945 and its reissue B1 5,148,945 and all foreign counterparts, U.S. Patent 5,330,072 and

U.S. Patent 5,417,346) shall survive until the third anniversary of the Closing

Date.

         9.2      Indemnification. Buyer and Seller shall indemnify each other as set forth below:

                  (a) Seller shall indemnify and hold harmless Buyer and its directors, officers, employees and all persons which directly or indirectly control, are controlled by, or are under common control with Buyer, including but not limited to, the Acquired Subsidiaries, from (on a net after-tax basis,

in accordance with Section 9.2(f)) any and all losses, damages, liabilities and claims, and all fees, costs and expenses of any kind related thereto (including,

without limitation, reasonable legal fees) arising out of, based upon or resulting from

                           (i)      the failure of any representation or

                                    warranty of Seller to be true as of the date

                                    hereof or as of the Closing Date (except, in

                                    either case, to the extent it expressly

                                    specifies an earlier date and except to the

                                    extent changes are permitted or contemplated

                                    under this Agreement),

                           (ii)     the breach of or failure by Seller to

                                    perform any of its obligations contained in

                                    this Agreement,

                           (iii)    any failure by Seller to pay, perform,

                                    satisfy or discharge any of the Retained

                                    Liabilities,

                           (iv)     except as set forth on the Closing Statement

                                    of Net Assets, any liabilities or

                                    obligations of the Acquired Subsidiaries

                                    that, had such liabilities or obligations

                                    been incurred directly by Seller, would have

                                    been Retained Liabilities pursuant to

                                    Section 1.3,

                           (v)      any failure of Seller to comply with the

                                    Worker Adjustment and Retraining

                                    Notification Act, 29 U.S.C. ss.ss. 2101 et

                                    seq. (the "WARN Act") with respect to any

                                    employee of the Division whose employment is

                                    terminated by Seller prior to the Closing

                                    Date,

                           (vi)     accounts payable that were required pursuant

                                    to Section 1.6 to be, but were not,

                                    reflected on the Closing Statement of Net

                                    Assets, and

                           (vii)    any "Extraordinary Event," which shall mean

                                    (A) any failure prior to the Closing Date by

                                    Seller or an Acquired Subsidiary to
                                    perform its obligations under any Contract,

                                    or (B) any systemic design problem or other

                                    systemic defect in any product sold by the

                                    Division prior to the Closing Date, but only

                                    if Buyer's liability in connection with any

                                    failure under a particular Contract as

                                    contemplated by clause (A), net of

                                    recoveries from third parties, is at least

                                    $250,000, or if Buyer's liability in

                                    connection with any incident or series of

                                    incidents arising out of the same or

                                    substantially the same design problem or

                                    systemic default as contemplated by clause

                                    (B), net of recoveries from third parties,

                                    is at least $250,000 in the aggregate;

                                    provided, however, that Seller's

                                    indemnification obligations pursuant to this

                                    paragraph (vii) shall terminate and be of no

                                    further force or effect from and after the

                                    second anniversary of the Closing Date;

                           (viii)   liabilities or obligations arising from the

                                    violation of Environmental Laws or the

                                    release or disposal of any substance

                                    regulated under any Environmental Laws that

                                    occurred in connection with the ownership or

                                    use of any real property site by the

                                    Division or operations by the Division at

                                    any real property site prior to Closing

                                    other than the following real property

                                    sites: the Chaska Facility, the Division

                                    facility located at 2320 Technology Parkway,

                                    Hollister, California and the

                                    Division facilities located at Units 3 and

                                    4, Avis Way, Newhaven, Sussex, United

                                    Kingdom;

                           (ix)     liabilities and obligations with respect to

                                    patent infringement claims (whether direct

                                    infringement actions against Seller or the

                                    Acquired Subsidiaries or customer claims for

                                    indemnity) arising from the sale of products

                                    or services by the Division prior to the

                                    Closing Date;

                           (x)      from and after the Closing Date, all Taxes

                                    (unless provided for on the Closing

                                    Statement of Net Assets) that are (a)

                                    imposed on any corporation (other than

                                    Acquired Subsidiaries) affiliated at any

                                    time prior to the Closing with the Acquired

                                    Subsidiaries under Treasury

                                    Regulation ss.1.1502-6(a) (or similar

                                    provision of state, local or foreign tax law

                                    or regulation), (b) imposed on any Acquired

                                    Subsidiary with respect to any Pre-Closing

                                    Tax Period, and (c) imposed on any Acquired

                                    Subsidiary with respect to any Straddle

                                    Period to the extent attributable to the

                                    portion of the Straddle Period that ends on

                                    the day immediately preceding the Closing

                                    Date. For purposes of the preceding clause

                                    (c), in the case of any tax that is imposed

                                    on a periodic basis and is payable for a

                                    Straddle Period, the portion of such taxes

                                    payable for the period ending on the day

                                    immediately preceding the Closing Date shall

                                    be (i) in the case of any Tax other than a

                                    Tax based upon or measured by income, the

                                    amount
                                    of such tax for the entire period (or in the

                                    case of such taxes determined on an arrears

                                    basis, the amount of such Taxes for the

                                    immediately preceding period) multiplied by

                                    a fraction, the numerator of which is the

                                    number of days in the period ending on the

                                    day immediately preceding the Closing Date

                                    and the denominator which is the number of

                                    days in the entire period and (ii) in the

                                    case of any Tax based upon or measured by

                                    income, the amount which would be payable if

                                    the taxable year ended on the day

                                    immediately preceding the Closing Date;

provided, however, that (A) Seller shall not be responsible for any such losses,

damages, liabilities and claims arising pursuant to Section 9.2(a)(i) (except for any such losses, damages, liabilities and claims arising out of, based upon or resulting from the breach of the representations and warranties of Seller identified in Sections 9.1(a), 9.1(b) and 9.1(c), which shall not be used in the calculation of the Deductible Amount (as defined below) and which shall be subject to indemnification without any deductible amount) until the cumulative aggregate amount of such losses, damages, liabilities and claims exceeds

$500,000 (the "Deductible Amount"), in which case Seller shall then be liable for all such losses, damages, liabilities and claims in excess of the Deductible

Amount; and (B) the cumulative aggregate indemnity obligation of Seller pursuant to Sections 9.2(a)(i) and 9.2(a)(vii) shall in no event exceed $10 million (the

"Indemnity Cap"). Notwithstanding the foregoing, the Indemnity Cap shall not apply to losses, damages, liabilities and claims arising out of, based on or resulting from the breach of the representations of Seller set forth in Section

2.7 (relating to Title to Property) (but in the case of Section 2.7 only with respect to tangible property),

Section 2.12 (relating to Environmental Matters) and Section 2.15 (relating to

Taxes), and such losses, damages, liabilities and claims shall not be included in the calculation as to whether the Indemnity Cap has been exceeded. Seller and

Buyer agree that the Deductible Amount shall not be deemed an indication,

definition or expression of materiality in any other context in which such term or concept may be used or applicable.

                  (b) Buyer shall indemnify and hold harmless Seller and its directors, officers, employees and all persons which directly or indirectly control, are controlled by, or are under common control with Seller from (on a net after-tax basis, in accordance with Section 9.2(f)) any and all losses,

damages, liabilities and claims and all fees, costs and expenses of any kind related thereto (including, without limitation, reasonable legal fees) arising out of, based upon or resulting from

                           (i)      the breach of any representation or warranty

                                    of Buyer contained in this Agreement,

                           (ii)     the breach of or failure by Buyer to perform

                                    any of its obligations contained in this

                                    Agreement,

                           (iii)    any failure by Buyer to pay or discharge any

                                    liability or obligation, including without

                                    limitation the Assumed Obligations, assumed

                                    by it pursuant to this Agreement,

                           (iv)     any failure of Buyer at any time to comply

                                    with the WARN Act with respect to any

                                    employee of the Division, or any person who

                                    is listed on Exhibit 10.1 and who, as of the

                                    Closing Date, is an employee of Seller,

                           (v)      any litigation, proceeding or claim by any

                                    person or entity not a party to this

                                    Agreement, to the extent arising out of the

                                    business or operations of the Division on or

                                    after the Closing Date, but only to the

                                    extent such litigation, proceeding or claim

                                    is not subject to indemnification by Seller

                                    pursuant to Section 9.2.

                  (c)      As promptly as practicable after obtaining knowledge

of any breach, failure, claim or other matter with respect to which one party hereunder is (or claims to be) entitled to indemnification hereunder (but in any event after receipt of any notice of the commencement or assertion of any third-party action, suit, claim or proceeding and as long as practicable before the date for answer or other response therein), the party seeking indemnification (an "Indemnified Party") shall give written notice to each party from which indemnification is sought (an "Indemnifying Party") describing in reasonable detail the basis of such claim for indemnification. If the

Indemnified Party does not so notify the Indemnifying Party in accordance with the immediately preceding sentence, the Indemnifying Party shall be relieved of liability hereunder with respect to such claim, but only to the extent that the

Indemnifying Party is materially prejudiced by any failure to so notify it. If such claim involves the claim of any third party, the Indemnifying Party shall be entitled to participate in, and assume sole control over, the defense or settlement of such claim; provided, however, that:

                           (i)      the Indemnified Party shall be entitled to

                                    participate in the defense of such claim and

                                    to employ counsel at its own expense to

                                    assist in the defense of such claim; and


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

                           (ii)     the Indemnifying Party shall obtain the

                                    prior written approval of the Indemnified

                                    Party (which shall not be unreasonably

                                    withheld or delayed) before settling or

                                    ceasing to defend such claim, if as a result

                                    of such settlement or cessation, injunctive

                                    or other equitable relief would be imposed

                                    against the Indemnified Party.

If, by written notice to the Indemnified Party, the Indemnifying Party assumes the defense and sole control of any such claim, the Indemnifying Party shall not be liable to the Indemnified Party for any legal fees or other costs of defense incurred by such Indemnified Party in connection with such claim. If the

Indemnifying Party does not assume the defense and sole control of such claim,

the Indemnified Party shall have the right to defend and settle the claim in such manner as it may deem appropriate at the cost and expense of the

Indemnifying Party, provided, however, that whether or not the Indemnifying

Party shall have assumed the defense of the claim, the Indemnified Party shall not admit any liability with respect to, or settle, compromise or discharge, the claim without the Indemnifying Party's prior written consent, which shall not be unreasonably withheld or delayed.

                  (d)      In connection with any claim of any third party, the

Indemnified Party shall cooperate fully with the Indemnifying Party in the defense thereof under this Section 9.2. Without limiting the generality of the foregoing, the Indemnified Party shall furnish to the Indemnifying Party such documentary or other evidence as is then in its possession or available to it as may reasonably be requested by the Indemnifying Party for the purpose of defending any such claim.

                  (e) With respect to any claim against which the Indemnifying

Party is obligated to indemnify the Indemnified Party, the Indemnifying Party shall be subrogated to all rights of the Indemnified Party with respect to such claim. The rights and remedies of an Indemnified Party under this Article 9 are and shall be the exclusive remedies for the breach of any representation or warranty under Article 2 or Article 3 of this Agreement; provided, however, that such limitations shall not apply to any claim or liability based upon intentional misrepresentation or fraud. Except as specifically provided in the preceding sentence, the rights and remedies of a party under this Article 9 are independent of and in addition to such rights and remedies as the party may have in equity for any failure to fulfill any agreement or covenant hereunder on the part of the other party, including without limitation the right to seek specific performance.

                  (f) The amount for which indemnification is provided under this Agreement shall be reduced to take account of any net Tax benefit realized by the indemnified party arising from incurring or paying such loss or other liability. In computing the amount of any such Tax benefit, the indemnified party shall be deemed to recognize all other items of income, gain, loss,

deduction or credit before recognizing any item arising from the receipt or accrual of any indemnification payment hereunder or incurring or paying any indemnified loss. Any indemnification payment hereunder shall initially be made without regard to this Section 9.2(f) and shall be reduced to reflect any such net Tax benefit only after the indemnified party has actually realized such benefit. For purposes of this Agreement, an indemnified party shall be deemed to have "actually realized" a net Tax benefit to the extent that, and at such time as, the amount of Taxes payable by such indemnified party as reflected in any

Tax Return is reduced below the amount of Taxes that




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

such indemnified party would be required to pay but for the receipt or accrual of the indemnification payment or the incurrence or payment of such loss, as the case may be. The amount of any such net tax benefit shall be remitted to the indemnifying party as promptly as practicable after actually realized. The amount of any reduction hereunder shall be adjusted to reflect any final determination with respect to the indemnified party's liability for Taxes, and payments between such indemnified parties to reflect such adjustment shall be made if necessary.

         9.3      Survival of Indemnification Obligations. The indemnification obligations of Seller and Buyer set forth in Section 9.2 shall survive for the periods expressly set forth below:

                  (a) the obligations of Seller to indemnify pursuant to Section

9.2(a)(i) shall survive for the applicable survival periods of the representations and warranties set forth in Section 9.1;

                  (b) The obligations of Seller to indemnify pursuant to

Sections 9.2(a)(ii), (iii), (iv), (vi) and (viii) shall survive without time limit;

                  (c) the obligations of Seller to indemnify pursuant to Section

9.2(a)(v) and (vii) shall survive until the second anniversary of the Closing

Date;
                  (d) the obligations of Seller to indemnify pursuant to Section

9.2(a)(ix) shall survive until the third anniversary of the Closing Date.

                  (e) the obligations of Seller to indemnify pursuant to Section

9.2(a)(x) shall survive until the seventh anniversary of the Closing Date.

                  (f) the obligations of Buyer to indemnify pursuant to Section

9.2(b)(i) shall survive for the applicable survival periods for the representations and warranties set forth in Section 9.1;

                  (g) the obligations of Buyer to indemnify pursuant to Sections

9.2(b)(ii), (iii) and (v) shall survive without time limit; and

                  (h) the obligations of Buyer to indemnify pursuant to Section

9.2(b)(iv) shall survive until the second anniversary of the Closing Date.

                                   ARTICLE 10

                            Certain Employee Matters

         10.1     Definition. The term "Employee" means:

                  (a) each person employed by Seller solely or primarily in

connection with the business and operations of the Division and assigned to the

Division, or employed by an Acquired Subsidiary, immediately prior to Closing;

and

                  (b) each of the Shared Services Employees listed on Section

10.1(b) of the Disclosure Schedule.

         10.2     Offers of Employment. Provided that Seller delivers to Buyer a list of the then current Employees, at least 28 days prior to Closing, including the information required by the first paragraph of Section 2.8, Buyer shall make an offer of employment at least 14 days prior to Closing to each Employee who is not an employee of an Acquired Subsidiary, effective immediately following the

Closing. In addition, Buyer shall cause each Acquired Subsidiary to continue the employment of each Employee who is an employee of such Acquired Subsidiary;

provided, however, that Buyer and Seller recognize that the five (5)



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

individuals listed on the CME organization chart and included in the Division headcount are in fact employees of Metron with respect to whose services CME reimburses Metron or its subsidiaries and that, to the extent appropriate, Buyer and CME will use reasonable efforts to hire these employees as Buyer or CME employees as soon as practicable prior to Closing on the same terms and conditions as similarly situated employees of the hiring entity. Except as otherwise provided below, any such offer or continuation of employment may be on such reasonable terms and conditions as shall be determined by Buyer.

Notwithstanding the foregoing, Buyer is not obligated to make offers of employment to Employees (other than Employees employed by an Acquired

Subsidiary) who are "Not Actively Employed" by Seller on the day immediately preceding the Closing Date for any reason whatsoever, including but not limited to a leave of absence due to maternity leave, workers' compensation leave,

Family Medical Leave Act of 1993 leave or leave under a similar state statute,

and any other medical leave, other than Employees who within 180 days of the date they first became Not Actively Employed present themselves for work (with a written physician's statement acceptable to Buyer (which acceptance shall not be unreasonably withheld) that the individual is fit to perform his or her job, if applicable) who will thereupon be offered employment by the Buyer consistent with the above provisions of this Section 10. For purposes of the previous sentence, an Employee shall be considered "Not Actively Employed" if the

Employee did not report to work with Seller for a period of at least six (6)

consecutive business days which includes the day immediately preceding the

Closing Date (excluding vacation time).

         10.3 Compensation. Buyer shall pay or shall cause each Acquired

Subsidiary to pay, to each Employee who is hired by Buyer or whose employment is continued by such



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

Acquired Subsidiary, a base salary or an hourly rate of pay which is at least equal to the rate last paid to such Employee prior to the Closing Date until the first anniversary of the Closing Date (or, if earlier, the last day of such

Employee's employment by Buyer or such Acquired Subsidiary); provided, however,

that this Section 10.3 shall not apply to the extent that Buyer or such Acquired

Subsidiary reduces the compensation payable to such Employee as part of a general reduction in the compensation payable to all employees of Buyer and its affiliates in the Buyer's business with which the Division is integrated.

         10.4     Continued Benefit Plans.

                  (a) Buyer shall provide or shall cause the appropriate

Acquired Subsidiary to provide, to each Employee who is hired by Buyer or whose employment is continued by such Acquired Subsidiary, a package of health and dental coverage, life and disability insurance and vacation and sick leave,

401(k) and pension benefits which (i) provides benefits which are in the aggregate comparable to such benefits which are currently provided by Seller or such Acquired Subsidiary, (ii) becomes effective not later than the first day on which such Employee is hired by Buyer or such Employee's employment is continued

by such Acquired Subsidiary as of the Closing Date (or in the case of the

Buyer's Savings Investment Plan not later than 30 days thereafter), (iii) does not impose any pre-existing condition limits or exclusions not imposed by

Seller's or such Acquired Subsidiary's plans immediately prior to the Closing

Date, (iv) recognizes all amounts incurred under Seller's or such Acquired

Subsidiary's health and dental plans during the portion of the plan year prior to the Closing Date for purposes of determining deductibles and copayments and annual or lifetime limits under Buyer's plans, and (v) subject to any changes for similarly situated employees of Buyer, remains in effect until the first anniversary of the Closing Date (or, if
earlier, the last day of such Employee's employment by Buyer or such Acquired

Subsidiary). To assist Buyer in meeting its obligations hereunder, Seller shall at least 21 days prior to Closing provide Buyer's personnel with access during normal business hours to Seller's and the Acquired Subsidiaries' facilities for the purpose of enrolling such Employees in the benefits to be provided by this

Section 10.4(a).

                  (b) Compliance with the Consolidated Omnibus Budget

Reconciliation Act of 1985 ("COBRA") or similar state law remains the responsibility of Seller for qualifying events occurring prior to the Closing

Date and with respect to Employees who decline Buyer's offer of employment and such Employees' spouses and dependents. Buyer assumes responsibility with respect to each Employee hired by Buyer or continuing in the employment of an

Acquired Subsidiary from and after the Closing Date, and such Employee's spouse or dependents who, as a result of a qualifying event which occurs from and after the Closing Date, has COBRA rights, and will make continuation coverage available to such persons in accordance with such law. Seller is responsible for all other COBRA compliance with respect to qualifying events, whether occurring prior to, on or after the Closing Date, for employees and former employees of

Seller and Acquired Subsidiaries and their spouses and dependents (other than

Employees hired by Buyer or continuing in the employment of an Acquired

Subsidiary from and after the Closing Date and their spouses and dependents).

         10.5     401(k) and Pension Plans. "401(k) Plan" means The FSI Employee

401(k) Retirement Plan, a defined-contribution plan in which certain Employees are participants (each a "401(k) Plan Participant"). "Pension Plan" means The

FSI Pension Plan, a single-employer defined-contribution money purchase pension plan in which certain

Employees are participants (each a "Pension Plan Participant"). Seller shall take such actions (if any) as are necessary to cause each 401(k) Plan

Participant to be 100% vested in his or her 401(k) Plan account balance, and each Pension Plan Participant to be 100% vested in his or her Pension Plan account balance, as of the Closing Date. Following the Closing Date, if a

Participant so elects, Seller shall cause the account balances of each 401(k)

Plan Participant and each Pension Plan Participant who is employed by Buyer or an Acquired Subsidiary immediately after Closing to be transferred to Buyer's

Savings Investment Plan in the form of a direct rollover to that Plan, and Buyer shall cause its Savings Investment Plan to accept such direct rollovers. Seller hereby represents and warrants to Buyer that each of the 401(k) Plan and the

Pension Plan is a qualified plan under Section 401(a) of the Code. Buyer hereby represents and warrants to Seller that Buyer's Savings Investment Plan is a qualified plan under Section 401(a) of the Code. If a 401(k) Plan Participant

has a Plan loan outstanding on the Closing Date and elects a direct rollover to the Buyer's Saving Investment Plan, Buyer will provide to the Participant an unsecured bridge loan in such amount and at such time as will permit the

Participant to pay off the entire outstanding principal and accrued interest on such loan prior to such rollover. It is understood that 401(k) Plan Participants who avail themselves of a loan from Buyer, for the purpose as stated above, will be required to repay the loan within 30 days of the direct rollover of their account balances from Seller's Plans to Buyer's Savings Investment Plan. Such

Participants may utilize a plan loan from their account balance in Buyer's

Savings Investment Plan to repay the loans received from Buyer. Such plan loans will not be subject to the restrictions in Buyer's Savings Investment Plan on minimum loan amounts and maximum monthly loan payments.

         10.6     Recognition of Prior Service. Buyer shall recognize service prior to the Closing Date by each Employee with both Seller and the Acquired

Subsidiaries (including service by such Employee with any Acquired Subsidiary prior to such Acquired Subsidiary becoming an affiliate of Seller to the extent

Seller or any Acquired Subsidiary has recognized such service for purposes of their respective Benefit Plans) in determining eligibility to participate in,

vesting of benefits under, and benefit levels based on years of service under all Buyer employee benefit plans, including without limitation vacation and sick leave entitlement and Buyer's Severance Plan, except that such periods of service shall not be required to be recognized for purposes of (i) prior service benefit accrual under Buyer's Cash Balance Retirement Plan and Savings

Investment Plan and (ii) Buyer's retiree medical plan and life insurance.

         10.7     Severance Payments to Employees.

                  (a) Buyer shall pay or cause the applicable Acquired

Subsidiary to pay the Severance Amount (as hereinafter defined) to each Employee who is hired by Buyer or whose employment is continued by such Acquired

Subsidiary and thereafter terminated by Buyer or such Acquired Subsidiary,

within one year and a day of the Closing Date, in circumstances that would have entitled such Employee to a severance payment pursuant to Section 10.11, the FSI

Severance Plan (the "Seller Severance Plan"), the past severance practices of

CME or the requirements of applicable law had such Employee still been an employee of Seller or an Acquired Subsidiary still under Seller's control and been terminated by Seller or such Acquired Subsidiary in the same circumstances.

Seller has disclosed the Seller Severance Plan, the agreements addressed pursuant to Section 10.11 and the past severance practices of CME. In addition,

Buyer will promptly (and in any event within 60 days following the Closing Date) reimburse Seller for all severance payments which Seller makes to each Employee who declines to accept an offer of employment made by Buyer pursuant to Section 10.2, unless Buyer and Seller agree that such declined offer (A) includes employment in the Division or shared services operations in substantially the same position and in the same geographic location last held by such Employee, and (B) is consistent with the express provisions of Sections 10.2, 10.3, 10.4 and 10.6. The Severance Amount

shall be equal to the greater of the severance payment to which Employee would have been entitled under the Seller Severance Plan based upon such Employee's years of service, the past practices of CME or the requirements of applicable law, had such Employee still been an Employee of Seller or such Acquired

Subsidiary still under Seller's control and been terminated by Seller or such

Acquired Subsidiary and otherwise eligible for severance under Seller's

Severance Plan, taking into account service with both Seller and the Acquired

Subsidiaries (including service with any Acquired Subsidiary prior to such

Acquired Subsidiary becoming an affiliate of Seller to the extent Seller or any acquired Subsidiary has recognized such service for purposes of their respective

Benefit Plans) and Buyer and its affiliates. The Severance Amount shall be paid in a lump sum cash payment as soon as possible following the date the Employee's employment terminates, allowing for any applicable consideration (including a release of potential claims by such Employee against Buyer) and rescission periods required by law, but in no event later than the time that it would have been payable under the Seller Severance Plan, the past practices of CME or the requirements of applicable law.

                  (b) Buyer shall continue the Seller Severance Plan (or create a new plan with the same terms and conditions as the Seller Severance Plan and shall continue such

plan) for a period commencing on the Closing Date and ending one year and one day after the Closing Date.

                  (c) Notwithstanding the foregoing, Buyer shall reimburse

Seller, in the manner and in the amount specified in that letter between the two parties dated the date hereof, in connection with the termination of the employee specified in such letter.

         10.8     Accrued Paid Time-Off. Seller shall immediately upon Closing pay out to each Employee all accrued paid time-off up to the Closing Date pursuant to Seller's and the Acquired Subsidiaries' paid-time off policies.

         10.9     Termination of Participation in Plans. Seller agrees to

terminate, effective upon Closing, the participation of the Acquired

Subsidiaries in all Benefit Plans of Seller (but not Benefit Plans maintained by an Acquired Subsidiary solely for its own employees).

         10.10    Cooperation. Subject to applicable law, Seller and Buyer agree to fully cooperate with respect to any filings and information necessary to effect the transactions contemplated by this Article 10, including the transfer of employment records.

         10.11    Management Agreements. Buyer hereby agrees to and shall assume

Seller's Management Agreements as provided in the Agreement Regarding Management

Agreements between Seller or its Subsidiaries and Certain of their Employees dated as the date hereof.

                                   ARTICLE 11

                                  Miscellaneous

         11.1     Termination of Agreement. This Agreement may be terminated by

Seller or Buyer at any time prior to Closing (a) by the mutual written consent of Seller and Buyer; or (b) by written notice from Buyer or Seller to the other if the Closing has not taken place by September 30, 1999, provided, however,

that the failure to consummate the transactions contemplated by this Agreement on or before September 30, 1999 did not result from the breach in any material respect by the party seeking termination under this clause (b) of any of its representations, warranties, covenants or agreements.

         11.2 Liabilities Upon Termination. Except for the obligations stated in

Sections 11.1 (relating to termination of this Agreement), this Section 11.2

(relating to liabilities upon termination), 11.3 (relating to expenses), 11.7

(relating to public announcements) and 11.13 (relating to confidentiality)

hereof, which shall survive any termination of this Agreement, upon termination of this Agreement pursuant to Section 11.1 hereof, this Agreement shall forthwith become null and void, and neither Buyer or Seller nor any officer,

director, employee, agent, consultant, shareholder or principal of either shall have any rights, liabilities or obligations hereunder or with respect hereto;

provided, however, that nothing contained herein shall relieve any party from liability for any willful and material breach by such party of any representation, warranty, covenant or agreement contained herein.

         11.3 Expenses. Except as otherwise specifically provided herein, each party hereto shall pay all expenses incurred by such party in connection with the transactions contemplated by this Agreement, including without limitation,

all taxes (except as provided in Section 1.10) and all accounting, investment banking and legal fees.

         11.4 Bulk Sales Laws. Buyer hereby waives compliance with the provisions of any applicable bulk sales law, and Seller agrees to indemnify and hold Buyer harmless from all claims made by creditors of Seller with respect to non-compliance with any bulk sales law, except to the extent that such claims result from liabilities assumed by Buyer hereunder or liabilities arising from operations or activities after Closing.

         11.5 Further Assurances. From time to time prior to, at and after the

Closing, each party hereto will execute all such instruments and take all such actions as any other party shall reasonably request in connection with carrying out and effectuating the intent and purpose hereof and all transactions and things contemplated by this Agreement, including, without limitation, the execution and delivery of any and all confirmatory and other instruments in addition to those to be delivered on the Closing Date, and any and all actions which may reasonably be necessary or desirable to complete the transactions contemplated hereby. Without limiting the generality of the foregoing, Seller agrees that it will grant a license to any intellectual property owned by Seller that constitutes a Shared Asset and that is used by and necessary for the operation of the Division immediately prior to the Closing Date, and which is not transferred to Buyer as an Allocated Shared Asset. Such license shall be perpetual, worldwide and royalty free, and contain such other terms as mutually agreed by Buyer and Seller.

         11.6 Cooperation - Tax Returns. Buyer and Seller agree to cooperate and to provide each other with all information that is relevant in preparing any Tax

Return. Buyer, on the one hand, and Seller, on the other, agree to furnish or cause to be furnished to each other upon request, as promptly as practicable,

such information (including books, records and Tax Returns) in their possession pertinent to the Division. Buyer and Seller shall use reasonable efforts not to destroy or allow the destruction of any such books, records and Tax Returns without first offering in writing to deliver them to the other party.

         11.7 Public Announcement. Neither Buyer nor Seller shall, without the approval of the other, make any press release, communication to the employees,

customers or suppliers of Seller or any Acquired Subsidiary or other public announcement concerning the



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

transactions contemplated by this Agreement until Closing (except to the extent required by law, in which case the party required to do so shall give advance notice to the other party and the parties shall use their best efforts to cause a mutually agreeable release or announcement to be issued).

         11.8 Access to Books and Records. After the Closing Date, each party shall upon request of the other party in connection with the preparation by each party of financial statements and Tax Returns and for such other purposes as the other party shall reasonably request, including for purposes of litigation defense or prosecution, (a) provide to the requesting party full access, during normal business hours, to any and all premises, properties, files, books,

records, documents and other information of the Division (and, at requesting party's expense, complete copies thereof), (b) cause its officers and personnel and the Division to furnish to the requesting party any and all financial and operating data and other information pertaining to the Division, (c) make available, for consultation with the requesting party, personnel of the other party having access to such information and documents. In exercising its rights under the foregoing provisions of this Section 11.8, the requesting party and its representatives shall not interfere with the other party's normal operations. Each party shall retain the files, books, records and documents relating to the Division in its possession, and comply with the above-mentioned provisions, for at least six years after the Closing Date.

         11.9 Cooperation. From and after the Closing Date, each party will cooperate with the other party in the investigation, defense or prosecution of any action, suit, proceeding or other litigation, at law or in equity, which is pending or threatened against the other party and which relates to the Division.

Without limiting the generality of the foregoing, each party




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will make available employees of the Division to give depositions or testimony and will furnish all documentary or other evidence, in each case as either party may reasonably request. The requesting party shall reimburse the other party for all reasonable and necessary expenses (including without limitation salaries of employees of a party who are required to devote substantial amounts of time in satisfaction of that party's obligations under this Section 11.9) incurred in connection with the performance of its obligations under this Section 11.9. The covenants in this Section 11.9 shall survive without any time limit.

         11.10 Substitution of Insurance; Directors' and Officers'

Indemnification or Liability Insurance. Buyer hereby covenants with Seller that it will (a) cooperate with Seller and use reasonable commercial efforts to secure the removal of parties to Contracts as additional named insured parties on insurance policies or contracts of Seller (b) and to cause such parties to

Contracts to be added as additional named insured parties on insurance policies or contracts of Buyer or its affiliates, (c) cooperate with Seller and use reasonable commercial efforts to secure the release of any performance or surety bonds, security deposits, guarantees or other similar arrangements to which

Seller or any of its affiliates is a party or by which it is bound, and (d)

cause Buyer or its affiliates to enter into substitute performance or surety bonds, security deposits, guarantees or other similar arrangements. In addition,

Seller hereby agrees that it shall indemnify its directors and officers and/or provide directors' and officers' liability insurance for any claim made against the directors and officers of Seller, the Division or the Acquired Subsidiaries

solely in connection with the decision to enter into this Agreement.

         11.11 Restricted Contracts. To the extent that Seller or an Acquired

Subsidiary, acting pursuant to Section 4.3, elects not to assign or otherwise transfer any Restricted

Contract, nothing in this Agreement shall constitute an agreement by Seller or such Acquired Subsidiary to assign or otherwise transfer such Restricted

Contract. Instead, Seller, such Acquired Subsidiary and Buyer shall cooperate with each other to put in place a commercially reasonable arrangement designed to (i) secure the performance (whether by Seller, Buyer, an Acquired Subsidiary or otherwise) or release of Seller's obligations (if any) pursuant to such

Restricted Contract and to secure for Buyer the benefits (if any) of such

Restricted Contract and (ii) to the extent that any Restricted Contract is not assumed by Buyer, including any Restricted Contracts involving Intellectual

Property, Seller at Buyer's option and complete discretion, and at Buyer's expense, shall enforce any provision of such Contract, including commencing an action for breach of such Contracts. Any such arrangement shall seek to place

Seller, Buyer and any Acquired Subsidiary, as nearly as is practicable in the circumstances, in the same economic position as such parties would have been in had the required consent to assignment or other transfer of the Restricted

Contract been obtained and the Restricted Contract assigned or otherwise transferred to Buyer.

         11.12 Exhibits, Disclosure Schedule and Amendments. At or prior to the

Closing, Seller shall have the right to deliver amended Exhibits and an amended

Disclosure Schedule for review and either approval thereof or rejection thereof by Buyer, which approval shall not be unreasonably withheld or delayed by Buyer;

provided however, that Buyer shall be deemed not to have unreasonably withheld or delayed approval if any individual amendment would be reasonably likely to result in Buyer not being able to assert an otherwise indemnifiable claim

(without applicability of the Deductible Amount) in excess of $7,500 or the aggregate amount of all such amendments would be reasonably likely to result in

Buyer not being able to assert otherwise indemnifiable claims (without applicability of the

Deductible Amount) in excess of $100,000. To the extent that Buyer approves any amendment to any Exhibit or the Disclosure Schedule, such amendment shall be deemed included in such Exhibit or the Disclosure Schedule, as applicable, for all purposes hereof and the indemnification provisions of Section 9.2(a) hereof shall not apply to any loss, damage, liability, claim, fee, cost or expense arising out of, based upon or resulting from any matters that have been disclosed in such amended Exhibit or amended Disclosure Schedule.

         11.13 Confidentiality. All information provided to Buyer or its representatives at any time by or on behalf of Seller or any of its affiliates concerning the business, assets, liabilities and operations of Seller or the

Division shall be governed by the confidentiality agreement dated as of October

28, 1998, heretofore executed by an affiliate of Buyer and by Lehman Brothers

Inc., on behalf of Seller.

         11.14 Notices. Notices and other communications provided for herein shall be in writing and shall be delivered or mailed (first-class postage prepaid, return receipt requested) or transmitted by facsimile (confirmed by first-class postage prepaid, return receipt requested), to the addresses or facsimile numbers set forth below:

                           If to Seller:
                                    FSI International, Inc.
                                    322 Lake Hazeltine Drive
                                    Chaska, Minnesota  55318
                                    Facsimile Number:  612-448-1300
                                    Attention: Luke R. Komarek, General Counsel

                           with a copy to:
                                    Faegre & Benson LP
                                    2200 Norwest Center
                                    90 South Seventh Street
                                    Minneapolis, MN 55402-3901
                                    Facsimile Number:  (612) 336-3026
                                    Attention:  Douglas P. Long

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

                           If to Buyer:
                                    BOC Edwards
                                    Chemical Manager Division
                                    3901 Burton Drive
                                    Santa Clara, California 95054
                                    Facsimile Number:  (408) 496-1285
                                    Attention:  Nigel Hunton, President

                           with a copy to:
                                    The BOC Group, Inc.
                                    575 Mountain Avenue
                                    Murray Hill, New Jersey  07974
                                    Facsimile Number:  (908) 771-4803
                                    Attention:  General Counsel

or to such other address as a party may from time to time designate in writing in accordance with this Section. All notices and other communications given shall be deemed to have been given on the date of receipt.

         11.15 Captions. The captions of Articles and Sections of this Agreement are for convenience only and shall not control or affect the meaning or construction of any of the provisions of this Agreement.

         11.16 Definition of Knowledge. All references in this Agreement to the

"Knowledge" of Seller shall be deemed to mean the actual knowledge, as of the relevant date, of the following officers and employees of the Division: Mark A.

Ahmann, Dale A. Courtney, John Delebo, Joel A. Elftmann, Amy Hoffman (until June

3, 1999), Patricia M. Hollister, Wayne Hubin, Luke R. Komarek, Pete Moring, Jack

Murphy, Dale M. Pescatrice, Benno G. Sand, Dr. Benjamin J. Sloan, Dan Smith,

Tony Springall and Larry Vortherms.

         11.17 Law Governing. This Agreement shall be governed by, construed under, and enforced in accordance with the laws of the State of Minnesota.


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         11.18 Waiver of Provisions. Compliance with any term, covenant,

representation, warranty, or condition of this Agreement by a party may be waived by the other party only by a written instrument executed by the party waiving compliance. No waiver by any party of any condition or any breach of any provision, term, covenant, representation, or warranty contained in this

Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed to be or construed as a further or continuing waiver of any such condition or of the breach of any other provision, term, covenant,

representation, or warranty.

         11.19 Counterparts. This Agreement may be executed in several identical counterparts, and all counterparts so executed shall constitute one agreement,

binding on the parties hereto, notwithstanding that the parties are not signatory to the same counterpart.

         11.20 Entire Agreement. This Agreement, together with all Exhibits hereto, the Disclosure Schedule and the other agreements referred to herein,

constitutes the entire agreement between the parties relating to the subject matter hereof and supersedes and cancels any and all prior agreements between them relating to the subject matter hereof, and may not be amended or modified except in a writing signed by the party to be bound.

         11.21 Severability of Provisions. If any provision of this Agreement is held unlawful or unenforceable in any respect, such illegality or unenforceability shall not affect any other provision and the unlawful or unenforceable provision shall be construed to the maximum extent permitted by law.
         11.22 No Third Party Beneficiaries. Except as provided in Article 9,

this Agreement is for the sole benefit of the parties hereby, their affiliates and their successors and assigns and nothing herein, express or implied, is intended to confer upon any other person, any legal


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or equitable right, benefit or remedy of any nature whatsoever under or by reason of the Agreement.












































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         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their duly authorized officers, all as of the day and year first above written.

                                                   FSI INTERNATIONAL, INC.

                                               By:
                                                   -----------------------------
                                               Its:
                                                   -----------------------------

                                                   THE BOC GROUP, INC.

                                               By:
                                                   -----------------------------
                                               Its:
                                                   -----------------------------